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                         UNITED STATES BANKRUPTCY COURT
                           SOUTHERN DISTRICT OF TEXAS
                                HOUSTON DIVISION

--------------------------------------
                                       :
In re:                                 :      CHAPTER 11
                                       :
ENCOMPASS SERVICES CORPORATION,        :      Case No. 02-43582
et al.                                 :
                  Debtors.             :      JOINTLY ADMINISTERED
                                       :
--------------------------------------

                 SECOND AMENDED JOINT PLAN OF REORGANIZATION OF
                ENCOMPASS SERVICES CORPORATION AND ITS AFFILIATED
                 DEBTORS UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

                                    WEIL, GOTSHAL & MANGES LLP

                                    700 Louisiana, Suite 1600
                                    Houston, Texas  77002
                                    (713) 546-5000

                                    Attorneys for Encompass Services
                                    Corporation, et al.

Dated:   April 11, 2003
         Houston, Texas

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                                TABLE OF CONTENTS

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INTRODUCTION..................................................................................................1

Article I.     DEFINITIONS, RULES OF INTERPRETATION, AND COMPUTATION OF TIME..................................1

        1.1    Scope of Definitions; Rules of Construction....................................................1

        1.2    Definitions....................................................................................1

        1.3    Rules of Interpretation.......................................................................15

        1.4    Computation of Time...........................................................................15

Article II.    ACQUISITION OF THE PURCHASED ASSETS...........................................................15

        2.1    The Proposed Sale Transaction.................................................................15

        2.2    Approval of Sale..............................................................................15

        2.3    Sale Free and Clear...........................................................................16

Article III.   TREATMENT OF UNCLASSIFIED CLAIMS..............................................................16

        3.1    Administrative Expense Claims.................................................................16

        3.2    Priority Tax Claims...........................................................................16

Article IV.    CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS...................................17

        4.1    Introduction..................................................................................17

        4.2    Summary of Classes............................................................................17

        4.3    Treatment of Classified Claims and Equity Interests...........................................18

Article V.     MEANS FOR IMPLEMENTATION OF THIS PLAN.........................................................21

        5.1    Continued Corporate Existence of Debtors; Authorized Capital Stock............................21

        5.2    Restructuring Transactions....................................................................22

        5.3    Treatment of Claims for Purposes of Voting, Confirmation and Distribution.....................22

        5.4    Corporate Action; Cancellation of Securities..................................................23

        5.5    Directors and Executive Officers..............................................................23

        5.6    Revesting of Assets...........................................................................23

        5.7    Preservation of Rights of Action; Settlement of Litigation Claims.............................24

        5.8    Effectuating Documents; Further Transactions..................................................24

        5.9    Exemption from Certain Transfer Taxes.........................................................24
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                                TABLE OF CONTENTS
                                   (continued)

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Article VI.    PROVISIONS GOVERNING DISTRIBUTIONS............................................................25

        6.1    Obligations to Make Distributions.............................................................25

        6.2    Postpetition Interest.........................................................................25

        6.3    Alternative Treatment.........................................................................25

        6.4    Method of Distributions Under the Plan........................................................25

        6.5    Unclaimed Distributions.......................................................................26

        6.6    Distributions Withheld for Disputed General Unsecured Claims..................................26

        6.7    Distributions Upon Allowance of Disputed General Unsecured Claims.............................26

        6.8    Litigation Claims.............................................................................27

        6.9    Withholding and Reporting Requirements........................................................27

        6.10   Setoff and Recoupment.........................................................................27

        6.11   Objections to and Resolution of Administrative Expense Claims, Claims and Equity Interests....27

        6.12   No Distribution Pending Allowance.............................................................28

        6.13   Distributions After Allowance.................................................................28

Article VII.   TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES.........................................29

        7.1    Assumed Contracts and Leases of Residential Debtors...........................................29

        7.2    Rejected Contracts and Leases of Non-Residential Debtors......................................29

        7.3    Right to Modify Schedules.....................................................................30

        7.4    Inclusiveness of Assumed Executory Contracts and Unexpired Leases.............................30

        7.5    Insurance Policies............................................................................30

        7.6    Cure of Defaults..............................................................................30

        7.7    Bar Date for Filing Proofs of Claim Relating to Executory Contracts and Unexpired Leases
               Rejected Pursuant to the Plan.................................................................31

Article VIII.  ACCEPTANCE OR REJECTION OF THIS PLAN..........................................................31

        8.1    Classes Entitled To Vote......................................................................31

        8.2    Acceptance by Impaired Classes................................................................31

        8.3    Elimination of Classes........................................................................31

        8.4    Nonconsensual Confirmation....................................................................31
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                                TABLE OF CONTENTS
                                   (continued)

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Article IX.    PROVISIONS GOVERNING THE DISBURSING AGENT.....................................................32

        9.1    Disbursing Agent..............................................................................32

Article X.     CONDITIONS PRECEDENT TO THIS PLAN'S CONFIRMATION AND CONSUMMATION.............................33

        10.1   Conditions to Confirmation....................................................................33

        10.2   Conditions to Effective Date..................................................................33

        10.3   Waiver of Conditions..........................................................................35

Article XI.    MODIFICATIONS AND AMENDMENTS; WITHDRAWAL......................................................35

Article XII.   RETENTION OF JURISDICTION.....................................................................36

Article XIII.  MISCELLANEOUS PROVISIONS......................................................................38

        13.1   Bar Dates for Certain Claims..................................................................38

        13.2   Payment of Statutory Fees.....................................................................38

        13.3   Severability of Plan Provisions...............................................................38

        13.4   Successors and Assigns........................................................................39

        13.5   Discharge of the Debtors and Injunction.......................................................39

        13.6   Releases By the Debtors.......................................................................40

        13.7   Other Releases................................................................................40

        13.8   Exculpation and Limitation of Liability.......................................................41

        13.9   Term of Injunctions or Stays..................................................................41

        13.10  Binding Effect................................................................................42

        13.11  Revocation, Withdrawal, or Non-Consummation...................................................42

        13.12  Committee.....................................................................................42

        13.13  Plan Supplement...............................................................................42

        13.14  Notices to Debtors............................................................................42

        13.15  Indemnification Obligations...................................................................43

        13.16  Governing Law.................................................................................43

        13.17  Prepayment....................................................................................43

        13.18  Incorporation of Sale Orders..................................................................44

        13.19  Section 1125(e) of the Bankruptcy Code........................................................44

EXHIBIT A1     ...............................................................................................1
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                                  INTRODUCTION

      Encompass Services Corporation and those direct and indirect subsidiaries set forth on Exhibit A, jointly propose the following plan of reorganization under chapter 11 of the Bankruptcy Code.

                                    ARTICLE I

                      DEFINITIONS, RULES OF INTERPRETATION,
                             AND COMPUTATION OF TIME

      1.1   SCOPE OF DEFINITIONS; RULES OF CONSTRUCTION

      Except as expressly provided or unless the context otherwise requires, capitalized terms not otherwise defined herein shall have the meanings ascribed to them in this Article I. Any term that is used and not defined herein, but is defined in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning ascribed to it therein. Where the context requires, any definition applies to the plural as well as the singular number.

      1.2   DEFINITIONS

            1. "Adequate Protection Liens" means the Liens and security interests granted by the DIP Order in all the Postpetition Collateral to secure the Adequate Protection Obligations.

            2. "Adequate Protection Obligations" means the obligations, if any, as determined by the Bankruptcy Court, that arise from any decrease in the value of the Prepetition Collateral resulting from (i) the stay, use, sale or lease of such property under Section 363 of the Bankruptcy Code, or (ii) the grant of a Lien under Section 364 of the Bankruptcy Code.

            3.    "Administrative Agent" means Bank of America, N.A.

            4. "Administrative Expense Claim" means a Claim for payment of an administrative expense of a kind specified in section 503(b) or 1114(e)(2) of the Bankruptcy Code and entitled to priority under section 507(a)(1) of the Bankruptcy Code, including (a) actual, necessary costs and expenses, incurred after the Petition Date, of preserving the Debtors' Estates and operating their businesses, including wages, salaries, or commissions for services rendered after the Petition Date, (b) Professional Fee Claims, (c) all fees and charges assessed against the Estates under chapter 123 of title 28, United States Code,
(d) all Allowed Claims that are entitled to be treated as Administrative Expense Claims by virtue of a Final Order entered under section 546(c)(2)(A) of the Bankruptcy Code, (e) the reasonable postpetition fees and expenses of indenture trustees, including successors thereto, and the reasonable attorney's fees and expenses of such indenture trustees, (f) the Adequate Protection Obligations;
(g) any obligations under the DIP Facility, (h) any obligations under the Key Employee Retention Program and the Incentive Collections Program, and (i) any obligations which have been accorded administrative expense status by Final Order of the Bankruptcy Court.

            5. "Administrative Expense Claims Bar Date" means the date, if any, designated by the Bankruptcy Court as the last date for filing proofs of Administrative Expense Claims against the Debtors.

            6. "Affiliate" means any entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, a specified entity; for purposes of the definition of "Affiliate" or "affiliate," any entity that owns, controls, or holds with power to vote 20% or more of the outstanding voting securities of, or controls or directs the management of, the entity specified shall be deemed to be an Affiliate of such entity.

            7. "Allowed" means, with respect to a Claim or Equity Interest within a particular Class, an Allowed Claim or Allowed Equity Interest of the type described in such Class.

            8. "Allowed Claim/Allowed Equity Interest" means, with reference to any Claim or Equity Interest, (a) a Claim or Equity Interest which is listed by any Debtor in its books and records as liquidated in amount and not disputed or contingent; (b) any Claim or Equity Interest which has been, or is hereafter, listed by a Debtor in its Schedules (as such Schedules may be amended by any such Debtor from time to time in accordance with Bankruptcy Rule 1009), as liquidated in amount and not disputed or contingent and for which no contrary proof of Claim or interest has been filed; (c) any Claim or Equity Interest which is not Disputed; (d) Claim or Equity Interest, proof of which is timely filed under section 501 unless any party in interest objects to such Claim or Equity Interest; or (e) any Claim or Equity Interest which, if Disputed, (i) as to which the liability of the Debtor and the amount thereof are determined by a final order of a court of competent jurisdiction other than the Bankruptcy Court, or (ii) has been Allowed by Final Order; provided, however, that to the extent a Claim or Equity Interest is a Disputed Claim or Disputed Equity Interest, the determination of whether such Claim or Equity Interest shall be an Allowed Claim or Allowed Equity Interest and/or the amount of any such Claim or Equity Interest shall be determined in accordance with the terms of this Plan. An "Allowed Claim" or an "Allowed Equity Interest" shall not, for purposes of distributions under this Plan, include (a) for prepetition Claims, interest on such Claim or Claims accruing from or after the Petition Date, (b) punitive or exemplary damages or (c) any fine, penalty or forfeiture.

            9. "Asset Sale Proceeds" means (a) the Purchase Price, and (b) the gross Cash proceeds (including any Cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise), received from any sale of the Debtors' assets consummated after the Petition Date, net of (i) reasonable transaction costs (including, without limitation, any underwriting, brokerage, or other customary selling commissions, title and recording expenses and reasonable legal, advisory and other fees and expenses) and payments and unassumed liabilities relating to the assets sold, (ii) the amount of such gross Cash proceeds required to be used to pay any indebtedness (other than indebtedness owing by the Debtors to the Senior Lenders) which is secured by the respective assets which were sold; and (iii) the Wind Up Costs; provided, however, that Asset Sale Proceeds shall not include: (i) any gross sale proceeds (including the Purchase Price) which are not proceeds (as contemplated by section 552(b)(1) of the Bankruptcy Code) of the DIP Lenders' or the Senior Lenders' Collateral, (ii) Asset Sale Proceeds that are solely Collateral for the DIP Facility but that are not used to satisfy a DIP Facility Claim or an Adequate Protection Obligation, and (iii) any portion of gross Cash

                                        2

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proceeds which the Debtors determine in good faith should be reserved for post-closing adjustments (including indemnification payments), and provided, further, however, that on the day all post-closing adjustments have been determined (which date shall not be later than three months following the closing of the respective asset sale unless such period is extended by agreement of the Debtors and the Senior Lenders), the amount, if any, by which the reserved amount in respect of such asset sale exceeds the actual post-closing adjustment payable by the Debtors, shall constitute Asset Sale Proceeds as of such date of determination.

            10.   "Assumed Residential Contract" has the meaning set forth in section 7.1(a).

            11. "Ballot" means the form to be distributed with the Disclosure Statement to each holder of an Eligible Claim on which the holder is to indicate acceptance or rejection of the Plan.

            12. "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as codified in title 11 of the United States Code, 11 U.S.C. Sections 101-1330, as now in effect or hereafter amended.

            13. "Bankruptcy Court" means the United States Bankruptcy Court for the Southern District of Texas, Houston Division, or any other court with jurisdiction over the Chapter 11 Cases.

            14. "Bankruptcy Rules" means, collectively, the Federal Rules of Bankruptcy Procedure and the Official Bankruptcy Forms, the Federal Rules of Civil Procedure, as applicable to the Chapter 11 Cases or proceedings therein, and the Local Rules of the Bankruptcy Court, all as now in effect or hereafter amended.

            15. "Bond" means any prepetition or postpetition payment, performance, bid or miscellaneous bond or any other instrument or guarantee issued by a Surety under which one or more Debtors is named as a principal and/or under which one or more Debtors is an indemnitor or is otherwise liable.

            16. "Bonded Collateral" means the Collateral securing a Bonded Obligation.

            17. "Bonded Contract" means any prepetition or postpetition contract under which a Debtor has contracted to provide goods, services, materials or equipment, and for which a Surety has provided a Bond.

            18. "Bonded Obligation" means any Claim, obligation or debt arising under a Bonded Contract.

            19. "Business Day" means any day, excluding Saturdays, Sundays or "legal holidays" (as defined in Bankruptcy Rule 9006(a)), on which commercial banks are open for business in New York, New York and Houston, Texas.

            20. "Buyer" means Newco Holding, the purchaser of the Purchased Assets.

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            21.   "Cash" means legal tender of the United States of America.

            22. "Certificate" means any certificate, instrument, or other document evidencing an Extinguished Security.

            23. "Chapter 11 Cases" means the jointly administered Chapter 11 cases of the Debtors.

            24. "Claim" means a claim, as defined in section 101(5) of the Bankruptcy Code, against any Debtor.

            25. "Class" means one of the classes of Claims or Equity Interests described in Article IV of this Plan.

            26. "Class 6 Distribution" means Cash and other property allocated by the Disbursing Agent to the holders of Claims in Class 6 and Cash and other property distributed by the Disbursing Agent to the holders of Claims in Class
6. The source of funding for the Class 6 Distribution will be from the liquidation of the Debtors' Unencumbered Assets.

            27. "Collateral" means any property or interest in property of the Estates subject to a Lien to secure the payment or performance of a Claim, which Lien is not subject to avoidance under the Bankruptcy Code or otherwise invalid under the Bankruptcy Code, or applicable state or other law.

            28. "Committee" means the official committee of unsecured creditors appointed in the Chapter 11 Cases on November 25, 2002, as such committee may be reconstituted from time to time.

            29. "Confirmation Date" means the date of entry of the Confirmation Order on the docket of the Bankruptcy Court.

            30. "Confirmation Hearing" means the Bankruptcy Court's hearing to consider confirmation of this Plan, as it may be adjourned or continued from time to time.

            31. "Confirmation Order" means the Bankruptcy Court's order confirming this Plan under section 1129 of the Bankruptcy Code.

            32. "Convenience Claim" means any Unsecured Claim other than a Deficiency Claim, an Insured Claim, an Intercompany Claim, a Junior Subordinated Note Claim, a Litigation Claim, a Senior Subordinated Note Claim, or a Claim resulting from the failure of a Person who has purchased assets from a Debtor to honor its agreement to pay the indebtedness of the Debtor or Debtors from which it has purchased assets, in the amount of $25,000 or less and any Unsecured Claim other than a Deficiency Claim, an Insured Claim, an Intercompany Claim, a Junior Subordinated Note Claim, a Litigation Claim, a Senior Subordinated Note Claim, or a Claim resulting from the failure of a Person who has purchased assets from a Debtor to honor its agreement to pay the indebtedness of the Debtor or Debtors from which it has purchased assets, that is reduced to $25,000 by the election of the holder thereof on such holder's Ballot.

                                        4

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            33.   "Convenience Class Distribution" means Cash and other property distributed by the Disbursing Agent to the holders of Convenience Claims. The source of funding for the Convenience Class Distribution will be first, from the liquidation of Unencumbered Assets and, if the Unencumbered Assets are insufficient to fund such distribution, next from the Asset Sale Proceeds, but in no case shall the Convenience Class Distribution exceed $1,000,000.

            34. "Critical Vendor Order" means either or both of the Bankruptcy Court's November 20, 2002 Interim Order and the December 5, 2002 Final Order approving the Debtors' Expedited Motion For Authority To Pay Prepetition Claims Of Critical Vendors.

            35. "Cure" means the payment of Cash by a Debtor, or the distribution of other property (as the parties may agree or the Bankruptcy Court may order), as necessary to cure a default by a Debtor under an executory contract or unexpired lease of a Debtor and to permit a Debtor to assume, and if applicable assign, that contract or lease under sections 365(a) and 365(f) of the Bankruptcy Code.

            36. "Debtor" means each of Encompass Services Corporation and its Subsidiaries and "Debtors" means all of them collectively, and when the context so requires, in their capacities as debtors and debtors-in-possession under sections 1107 and 1108 of the Bankruptcy Code.

            37. "Deficiency" means the extent to which the value of Collateral is less than the amount of a Secured Claim.

            38. "Deficiency Claim" means any Unsecured Claim resulting from a Deficiency.

            39. "DIP Facility" means the postpetition credit facility provided for by the Postpetition Credit Agreement dated as of November 20, 2002, by and among Encompass, the Subsidiaries and the DIP Lenders, as amended and restated under the Amended and Restated Postpetition Credit Agreement, dated as of January 21, 2003, by and among Encompass, the Subsidiaries and the DIP Lenders and the DIP Order.

            40. "DIP Facility Claim" means any Claim arising under the DIP Facility held by the DIP Lenders.

            41. "DIP Lenders" means Bank of America, N.A., as administrative agent, JPMorgan Chase Bank, as syndication agent, General Electric Capital Corporation, as documentation agent, and the lenders party to the DIP Facility.

            42. "DIP Order" means the Bankruptcy Court's January 24, 2002 Final Order (i) Authorizing Debtors-in-Possession to (A) Enter Into Postpetition Financing Agreement and Obtain Postpetition Financing Pursuant to Sections 105, 361, 362 and 364 of the Bankruptcy Code and (B) Utilize Cash Collateral Pursuant to Section 363 of the Bankruptcy Code and (ii) Providing Adequate Protection and Granting Liens, Security Interests and Superpriority Claims.

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            43.   "Disallowed Claim" means any Claim that has been disallowed, in whole or in part, by Final Order, or by final order of a court of competent jurisdiction, or any Claim that has been withdrawn, in whole or in part, by the holder thereof.

            44. "Disallowed Equity Interest" means any Equity Interest that has been disallowed, in whole or in part, by Final Order, or by final order of a court of competent jurisdiction or any Claim that has been withdrawn, in whole or in part, by the holder thereof.

            45. "Disbursing Agent" means Todd A. Matherne, the Person designated, with the consent of the holders of Existing Credit Agreement Claims, by the Debtors, to serve as a disbursing agent under this Plan.

            46. "Disclosure Statement" means the disclosure statement distributed to holders of Claims in Classes 4 through 8 pursuant to section 1126(b) of the Bankruptcy Code.

            47. "Disputed Claim" means any Claim, or any portion thereof, that is not an Allowed Claim or a Disallowed Claim.

            48. "Disputed Equity Interest" means every Equity Interest that is not an Allowed Equity Interest or a Disallowed Equity Interest.

            49. "Effective Date" means the first Business Day on which all conditions to this Plan's consummation in Section 10.2 have been satisfied or waived.

            50. "Eligible Claim" means collectively the Existing Credit Agreement Claims, Surety Claims, Convenience Claims, General Unsecured Claims and Litigation Claims, holders of which are entitled to vote under Article VIII of the Plan and section 1126 of the Bankruptcy Code to accept or reject the Plan.

            51. "Encompass" means the Debtor, Encompass Services Corporation, a Texas corporation.

            52. "Encompass Holding" means Encompass Services Holding Corp., a Delaware corporation, a subsidiary of Encompass and a Debtor herein.

            53. "Equity Interest" means the legal, equitable, contractual and other rights of any Person with respect to any capital stock or other ownership interest in any Debtor, whether or not transferable, and any option, warrant or right to purchase, sell, or subscribe for an ownership interest or other equity security in any Debtor; provided, however, that a Subsidiary Interest is not an Equity Interest.

            54. "Estate" means the estate of any of the Debtors in the Chapter 11 Cases, and "Estates" means, collectively, the estates of all of the Debtors in the Chapter 11 Cases, as created under section 541 of the Bankruptcy Code.

            55. "Existing Common Stock" means Encompass's common stock, par value $0.001 per share, issued and outstanding immediately before the Petition Date.

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            56.   "Existing Credit Agreement" means that certain Credit
Agreement, dated as of February 22, 2000, as amended by the First Amendment dated as of March 23, 2000, the Second Amendment dated as of May 10, 2000, the Third Amendment dated as of June 8, 2001, the Fourth Amendment dated as of November 9, 2001, and the Fifth Amendment dated as of June 26, 2002, as it may have been or may be further amended from time to time, among Encompass, the Subsidiaries, as guarantors, the several banks and other financial institutions from time to time parties thereto, Bank of America, N.A., as administrative agent, JPMorgan Chase Bank, as syndication agent, Wachovia Bank National Association, as documentation agent, and ABN-AMRO Bank NV, The Bank of Nova Scotia, Bank One, N.A., Credit Lyonnais, New York Branch, GMAC Commercial Credit LLC, Mercantile Bank National Association and Union Bank of California, N.A., as co-managing agents.

            57. "Existing Credit Agreement Claim" means any Claim arising under the Existing Credit Agreement held by the Senior Lenders.

            58. "Existing Other Equity Interests" means, collectively, (i) all incentive stock options, non-qualified stock options, and stock appreciation rights granted under any Debtor-sponsored stock option plan, and (ii) any other options, warrants, or rights, contractual or otherwise, if any, to acquire or receive an Equity Interest existing immediately before the Petition Date; provided, however, that Existing Other Equity Interests shall not include the Subsidiary Interests.

            59. "Existing Preferred Stock" means Encompass's 7.25% convertible participating preferred stock, par value $0.001 per share, issued and outstanding immediately prior to the Petition Date.

            60. "Existing Stock" means, collectively, the Existing Common Stock and the Existing Preferred Stock.

            61. "Extinguished Securities" means all Existing Common Stock, Existing Preferred Stock, Existing Other Equity Interests, Senior Subordinated Notes and Junior Subordinated Notes.

            62. "Face Amount" means when used in reference to (i) a Disputed Claim, the full stated amount claimed by the holder thereof in any Proof of Claim timely filed with the Bankruptcy Court, (ii) an Allowed Claim, the Allowed amount thereof, and (iii) an Equity Interest, the number of shares evidencing such Equity Interest.

            63. "Final Order" means an order or judgment, entered by the Bankruptcy Court, that has not been amended, modified, or reversed, and as to which (i) no stay is in effect, (ii) the time to seek rehearing, review, modification or amendment or to file a notice of appeal has expired, and (iii) no appeal or request for modification, amendment, stay, rehearing or other review is pending.

            64. "General Unsecured Claim" means an Unsecured Claim that is not a Convenience Claim, an Intercompany Claim, or a Litigation Claim that is an Insured Claim. General Unsecured Claims include, without limitation, Deficiency Claims, damages resulting from a Debtor's rejection of an unexpired lease or executory contract, Junior Subordinated Note

Claims, Senior Subordinated Note Claims and Claims resulting from the failure of a Person who has purchased assets from a Debtor to honor its agreement to pay indebtedness of the Debtor or Debtors from which it has purchased assets.

            65. "Impaired" means, when used with reference to a Claim or Equity Interest, a Claim or Equity Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.

            66. "Incentive Collections Program" means the incentive collections program described in the January 24, 2003 Expedited Motion of Debtors for an Order Pursuant to Sections 363(b) and Section 105(a) of the Bankruptcy Code Approving Collections Program, which motion was approved by the Bankruptcy Court by order entered on January 30, 2003.

            67. "Initial Distribution Date" means the date, occurring as soon as practicable after the Effective Date, on which the Disbursing Agent first makes distributions to holders of Allowed Claims as provided in Article VI.

            68. "Insurance Policy" means any policy of insurance provided by a Person under which any Debtor is insured, and which policy may provide coverage for a Litigation Claim, including, without limitation, policies relating to workers' compensation, property and marine, aviation/aircraft non-ownership liability, business auto liability, business auto physical damage coverage, casualty (foreign) package, commercial crime, commercial general liability, contractors professional and pollution liability, directors and officers liability, employment practices liability, executive risk coverage (special risk), fiduciary liability, flood coverage, marine cargo coverage, owners and contractors protective liability, pollution and remediation (air systems), railroad protective liability, stop gap coverage, temporary disability, umbrella coverage and exposure buyback.

            69. "Insured Claim" means any Claim for which there is either partial or full coverage under an Insurance Policy.

            70. "Intercompany Claim" means any Claim held by one Debtor against another Debtor on account of intercompany indebtedness.

            71. "Junior Subordinated Note Claim" means any Claim under the Junior Subordinated Notes.

            72. "Junior Subordinated Notes" means, collectively, (i) the 7.50% Subordinated Notes due July 15, 2004 in the aggregate principal amount of $1,250,000, payable to Deborah K. Dillard Revocable Trust; (ii) the 7.50% Subordinated Notes due July 15, 2004 in the aggregate principal amount of $1,250,000, payable to William Mason Dillard Revocable Trust; (iii) the Subordinated Note due 2003, dated January 14, 1999, in the principal amount of $242,118.19, payable to Randall A. Foco & Jan Marie Foco, Trustees; (iv) the Subordinated Note due 2003, dated January 14, 1999, in the principal amount of $534,899.70, payable to Theodore Keenan; and (v) the Subordinated Note due 2003, dated January 14, 1999, in the principal amount of $836,099.36, payable to James
T. Broyles.

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            73.   "Key Employee Retention Program" means the key employee
retention program described in the Debtors' January 13, 2003 Expedited Motion to Approve Key Employee Retention Program, which motion was approved by the Bankruptcy Court by order entered on January 23, 2003.

            74. "Lien" shall have the meaning set forth in section 101(37) of the Bankruptcy Code.

            75. "Litigation Claim" means, without limitation, any Claim asserted in litigation pending on or as of the Petition Date, any Claim asserted in litigation in violation of the automatic stay on or after the Petition Date, and any Insured Claim that could have been asserted by any Person on or before the Petition Date, or that arose on or before the Petition Date, against any Debtor, whether known or unknown, whether asserted directly, derivatively, by way of subrogation or otherwise. The Litigation Claims are Disputed Claims.

            76. "M&M Lien Claimant" means a Person who furnishes services, labor, equipment, goods and/or materials for the purpose of erecting, repairing, improving or altering a building, structure or other improvement and whose Claim for such services, labor, equipment and/or material is secured by a valid and enforceable Lien on property of the Debtors created by local, state or other law.

            77. "M&M Lien Secured Claim" means a Secured Claim held by an M&M Lien Claimant.

            78. "Management Group" means Eric Salzer, Timothy Johnston and such other Persons as may be designated in the Plan Supplement.

            79. "Newco Holding" means the company formed by Wellspring and the Management Group for the purpose of acquiring, directly or indirectly, the Purchased Assets pursuant to the Purchase Agreement.

            80. "Non-Residential Debtors" means the Debtors other than the Residential Debtors.

            81. "Other Priority Claim" means a Claim entitled to priority under section 507(a) of the Bankruptcy Code, other than a Priority Tax Claim or an Administrative Expense Claim.

            82. "Other Secured Claim" means any Secured Claim, including an M&M Lien Secured Claim, provided, however, that the Adequate Protection Obligations, the DIP Facility Claims and the Existing Credit Agreement Claims are not Other Secured Claims.

            83. "Person" means an individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, limited liability partnership, trust, estate, unincorporated organization, or other entity.

            84. "Petition Date" means November 19, 2002, the date on which the Debtors filed their petitions for relief commencing the Chapter 11 Cases.

            85. "Plan" means this joint plan of reorganization of Encompass Services Corporation, et al., as it may be amended, modified, or supplemented from time to time, including all exhibits and schedules hereto.

            86. "Plan Supplement" means the compilation of documents, including any exhibits to this Plan not included herewith, that the Debtors shall file with the Bankruptcy Court on or before the date that is nine (9) Business Days prior to the Confirmation Hearing.

            87. "Postpetition Collateral" means all of the following property acquired by the Debtors on or after the Petition Date that is subject to a Lien and secures the Existing Credit Agreement Claims or the DIP Facility Claims: all currently owned or hereafter acquired property and assets of the Debtors, of any kind or nature, whether real or personal, tangible or intangible, wherever located, now owned or hereafter acquired or arising and all proceeds, products, rents and profits thereof, including, without limitation, all cash, goods, accounts receivable, inventory, cash-in-advance deposits, general intangibles, deposit accounts, real estate, machinery, equipment, vehicles, trademarks, trade names, licenses, causes of action, rights to payment including tax refund claims, insurance proceeds and tort claims and the proceeds, products, rents and profits of all of the foregoing excluding recoveries from avoidance actions, and the $6 million of cash collateral delivered to the Sureties pursuant to the Surety Agreements.

            88. "Postpetition Interest" means interest, accruing after the Petition Date, on a Claim.

            89. "Prepetition Collateral" means all property of the Debtors on the Petition Date that is subject to a Lien and secures the Existing Credit Agreement Claims, including the Debtors' right, title and interest in and to the following assets: (i) all accounts; (ii) all chattel paper; (iii) all instruments; (iv) all general intangibles; (v) all documents; (vi) all equipment; (vii) all inventory in all of its forms; (viii) all financial assets and investment property; (ix) all of the Debtors' deposit accounts and all funds, certificates, documents, instruments, pledged deposits, checks, drafts, wire transfer receipts, and other earnings, profits, or other proceeds from time to time representing, evidencing, deposited into, or held in the deposit accounts; (x) all goods; (xi) all commercial tort claims; (xii) all letters of credit and letter-of-credit rights; (xiii) all payment intangibles; (xiv) all software and intellectual property; (xv) all supporting obligations; (xvi) all stock rights; (xvii) all permits; and (xviii) all products and proceeds, in cash or otherwise, of any of the property described in the foregoing.

            90. "Prepetition Letters of Credit" means any letter of credit paid for or procured by any Debtor on behalf of itself or another Debtor on or before the Petition Date.

            91. "Priority Tax Claim" means a Claim that is entitled to priority under section 507(a)(8) of the Bankruptcy Code.

            92. "Professional" means a professional Person, as that term is used in sections 327 and 1103 of the Bankruptcy Code and Conway DelGenio Gries & Co., LLC.

            93. "Professional Fee Claim" means a Professional's Claim and the Claims of Conway DelGenio Gries & Co., LLC for compensation and reimbursement of costs and expenses relating to services performed on and after the Petition Date and before and including the Effective Date.

            94. "Pro Rata" means, at any time, the proportion that the Face Amount of an Allowed Claim or Allowed Equity Interest in a particular Class bears to the aggregate Face Amount of all Claims or Equity Interests (including Disputed Claims or Disputed Equity Interests, but excluding Disallowed Claims or Disallowed Equity Interests) in that Class, unless this Plan provides otherwise.

            95. "Purchase Agreement" means the Asset Purchase Agreement by and among certain of the Debtors and the Buyer pursuant to which, among other things, the Buyer will acquire the Purchased Assets. The Purchase Agreement will form a part of the Plan Supplement.

            96. "Purchased Assets" means all of the assets relating to, used in connection with or arising out of the Residential Debtors' and Encompass's operation of the Residential Business (whether real, personal or mixed, tangible or intangible) including, but not limited to, any assets owned by any Residential Debtor or Encompass or leased by any Residential Debtor or Encompass pursuant to capital or operating leases to be assumed pursuant to section 7.1.

            97. "Purchase Price" shall mean the purchase price to be paid by the Buyer in the amount of $40,000,000 pursuant to the terms of the Purchase Agreement.

            98. "Quarter" means the period beginning on the Effective Date and ending on the next of July 31, October 31, January 31 and April 30, and each three month period thereafter.

            99. "Reorganized Debtor" means each of Reorganized Encompass and the Reorganized Subsidiaries, and "Reorganized Debtors" means all of them collectively.

            100. "Reorganized Encompass" means Encompass on and after the Effective Date.

            101.  "Reorganized Non-Residential Debtors" means the
Non-Residential Debtors on and after the Effective Date.

            102. "Reorganized Residential Debtors" means the Residential Debtors on and after the Effective Date.

            103. "Reorganized Subsidiaries" means, collectively, the Subsidiaries on and after the Effective Date.

            104. "Reserve" shall have the meaning set forth in Section 6.6(a) of this Plan.

            105. "Residential Business" means the business of the Residential Debtors and Encompass currently conducted as the "Residential Group of Encompass Services," including, without limitation, all businesses of the Residential Debtors and the portion of the business of Encompass that is related to providing residential heating, ventilating and air conditioning and plumbing services and any other services ancillary thereto.

            106. "Residential Debtors" means, collectively, AA Jarl, Inc., A-ABC Appliance, Inc., A-ABC Services, Inc., Airtron of Central Florida, Inc., Airtron, Inc., Encompass Residential Services of Houston, Inc., Evans Services, Inc., Hallmark Air Conditioning, Inc., K&N Plumbing, Heating and Air Conditioning, Inc., Masters, Inc., Paul E. Smith Co., Inc., Van's Comfortemp Air Conditioning, Inc., Wade's Heating & Cooling, Inc., Wiegold & Sons, Inc., and Willis Refrigeration, Air Conditioning & Heating, Inc.

            107. "Sale Orders" means collectively, the orders approving the sale of assets of certain Non-Residential Debtors, including, without limitation, the orders approving the sale and conveyance of: (i) Oakleaf Waste Management LLC--Class A Interest docketed in the Chapter 11 Cases at number 525;
(ii) Wilson Electric Co. Inc. (d/b/a EET Northern Arizona) (docket numbers 517 and 543); (iii) Pacific Rim Mechanical Contractors (d/b/a EMS Southern California) (docket numbers 517 and 543); (iv) MacDonald-Miller Industries, Inc. (d/b/a EMS Seattle Macdonald-Miller Co. Inc.), MacDonald-Miller Service, Inc., MacDonald-Miller of Oregon, Inc. (d/b/a EMS Oregon), National Network Services Northwest, LLC, and Phoenix Electric Company (d/b/a EET Oregon) (docket numbers 517 and 543); (v) Sequoyah Corporation (d/b/a EET Seattle) (docket numbers 517 and 543); (vi) Encompass Electrical Technologies-Florida, LLC (related to EET Deerfield Beach f/k/a Pomeroy Electric) (docket numbers 517 and 543); (vii) Encompass Mechanical Services Southeast, Inc.-Alabama Assets (docket number
538); (viii) Omni Mechanical Company (docket number 541); (ix) Encompass Electrical Technologies, Inc.(Oklahoma) (docket numbers 524 and 542); (x) Encompass Design Group/Encompass Power Systems, Inc. (docket number 520); (xi) Encompass Ind./Mech. of Texas, Inc. (docket number 539); (xii) Building One Service Solutions, Inc. and Building One Commercial, Inc. (docket number 522);
(xiii) Encompass Industrial Services Southwest, Inc. f/k/a Gulf States, Inc. (docket number 1015); (xiv) Sun Plumbing, Inc. (docket number 1006); (xv) Air Conditioning Engineers, Inc. (docket number 1009); (xvi) Gamewell Mechanical, Inc. a/k/a EMS Salisbury (docket numbers 1007 and 1010); (xvii) EMS Central Florida f/k/a Mechanical Services of Orlando, Inc. (docket numbers 1007 and
1014); (xviii) Garfield-Indecon Electrical Services, Inc. f/k/a Converse Electric, Inc. (docket numbers 1007 and 1012); (xix) Aircon Energy Incorporated, a/k/a EMS Sacramento (docket number 1007); (xx) Sanders Brothers, Inc. a/k/a EIS Southeast (docket numbers 1007 and 1008); (xxi) Encompass Mechanical Services Southeast, Inc. f/k/a Ivey Mechanical Inc. (docket number 1013); (xxii) L.T. Mechanical, Inc. a/k/a EMS Charlotte (docket number 1011); (xxiii) Encompass Electrical Technologies-Rocky Mountains, Inc. (docket number 1609); (xxiv) Encompass Electrical Technologies-Southeast, Inc., Encompass Electrical Technologies-North Florida, Inc., Encompass Electrical Technologies-Georgia, Inc., Encompass Electrical Technologies-Western Tennessee, Inc. and Encompass Electrical Technologies-Projects Group, Inc. (docket number 1617); (xxv) Encompass Capital Inc. (certain assets relating to the operation know as EET Northern Virginia) (docket number 1629); (xxvi) Watson Electrical Construction Co. (docket number 1612); (xxvii) Encompass Electrical Technologies-Florida, LLC (docket numbers 1611 and 1617); (xxviii) Encompass Constructors, Inc. (docket number 1613); (xxix) Encompass Electrical Technologies of South Carolina (docket number 1783); (xxx) Encompass Electrical Technologies of Nevada, Inc. (docket number 1784); (xxxi) Air Systems, Inc. (docket number 1836); (xxxii) Encompass Electrical Technologies of Eastern Tennessee, Inc. (docket number 1791); (xxxiii) Encompass Mechanical Services Southeast, Inc. (f/k/a Reliable Mechanical); (xxxiv) Encompass Electrical Technologies of Central Tennessee, Inc. (docket number 1788); (xxxv) Encompass Electrical Technologies of Texas, Inc. (docket number 1806);

(xxxvi) Encompass Mechanical Services Southeast, Inc. (f/k/a Sibley Services) (docket numbers 1789 and 1907); (xxxvii) Taylor-Hunt Electric, Inc. (fixed assets only) (docket number 1790); and (xxxviii) any other orders approving a sale of the Debtors' assets which have been or may be entered in the Chapter 11 Cases, including, without limitation, any order approving the sale of the assets of The Farfield Company.

            108. "Schedules" means the schedules of assets and liabilities, statements of financial affairs, and lists of holders of Claims and Equity Interests filed by the Debtors pursuant to section 521 of the Bankruptcy Code and Bankruptcy Rule 1007, including any amendments and supplements thereto.

            109. "Section 510(b) Claim" means any Claim under applicable federal or state law, whether or not such Claim is listed on the Schedules or evidenced by a filed proof of Claim, and whether or not the subject of a lawsuit, arising from or seeking the rescission of a purchase or sale of equity of any Debtor or any Affiliate of a Debtor, for damages arising from the purchase or sale of such a security, or for reimbursement, indemnification or contribution allowed under section 502 of the Bankruptcy Code on account of such a Claim as provided in section 510(b) of the Bankruptcy Code.

            110. "Secured Claim" means a Claim that is secured by a Lien that is valid, perfected and enforceable, and not avoidable, upon property in which a Debtor has an interest, to the extent of the value, as of the Effective Date, of such interest or Lien as determined by a Final Order pursuant to section 506 of the Bankruptcy Code, or as otherwise agreed to in writing by a Debtor or Reorganized Debtor and the holder of such Claim.

            111.  "Securities Act" means the Securities Act of 1933, as amended.

            112. "Senior Lender" means the holder of a Claim under the Existing Credit Agreement.

            113. "Senior Subordinated Note Claim" means any Claim under the Senior Subordinated Notes.

            114. "Senior Subordinated Notes" means the 10 1/2% senior subordinated notes due 2009 of Encompass in the aggregate principal amount of $335 million (i) issued under that certain Indenture, dated as of April 30, 1999, among Building One Services Corporation, the predecessor-in-interest to Encompass, the guarantors named therein and IBJ Whitehall Bank & Trust Company, as trustee, (ii) as amended by the First Supplemental Indenture dated as of November 12, 1999, the Second Supplemental Indenture dated as of January 31, 2000, the Third Supplemental Indenture dated as of February 22, 2000, (iii) as amended and assumed by Encompass and guaranteed by its Subsidiaries by the Fourth Supplemental Indenture dated as of June 28, 2001, and (iv) as further supplemented, amended and modified from time to time, among Encompass, the guarantors named therein and The Bank of New York, as successor to IBJ Whitehall Bank & Trust Company, as Trustee.

            115. "Subsequent Distribution Date" means the twentieth day after the end of the second Quarter following the Quarter in which the Initial Distribution Date occurs and every second Quarter thereafter.

            116. "Subsidiaries" means the direct and indirect subsidiaries of Encompass.

            117. "Subsidiary Interests" means, collectively, the issued and outstanding shares of stock of the Debtors which were directly or indirectly owned by Encompass on the Petition Date.

            118. "Surety" means either Chubb Group of Insurance Companies and its respective Affiliates, co-sureties and reinsurors ("Chubb") or Liberty Mutual Insurance Company and its respective Affiliates, co-sureties and reinsurors ("Liberty"), and "Sureties" means both Chubb and Liberty together.

            119. "Surety Agreements" means the (i) the General Agreement of Indemnity by and between the Debtors and Chubb dated February 23, 2000; (ii) the General Agreement of Indemnity, as amended, by and among the Debtors and Liberty on behalf of itself and LM Insurance Corporation, the First Liberty Insurance Corporation, Liberty Mutual Fire Insurance Company, Liberty Insurance Corporation, and any other company that is part of or added to the Liberty Mutual Group for which surety business is underwritten by Liberty Bond Services, dated October 30, 1998; (iii) the Indemnity and Security Agreement by and among The Farfield Company (a Debtor herein), Encompass Services Corporation, other Debtors and Liberty, dated April 19, 2002; (iv) the Addendum to Indemnity and Security Agreement by and between Liberty and Sequoyah Corporation (a Debtor herein), dated May 19, 2002; (v) the First Amendment to Indemnity and Security Agreement by and among The Farfield Company, Encompass Services Corporation, other Debtors and Liberty dated June 2002; (vi) the Pledge Agreement dated October 14, 2002, by and between Encompass Services Corporation and Chubb, the October 18, 2002 Addendum to the Pledge Agreement, the November 1, 2002 Second Addendum to the Pledge Agreement and the November 12, 2002 Third Addendum to the Pledge Agreement; (vii) any and all agreements executed by and among the Sureties and any Debtor on or before the Effective Date.

            120.  "Surety Claims" means Claims held by the Sureties.

            121. "Unencumbered Assets" means any property of the Debtors that is not subject to an Adequate Protection Lien, a Lien securing a DIP Facility Claim, an Existing Credit Agreement Claim, or an Other Secured Claim.

            122. "Unsecured Claim" means any Claim that is not an Administrative Expense Claim, an Other Priority Claim, a Priority Tax Claim or a Secured Claim.

            123. "Wellspring" means Wellspring Capital Management LLC or its designee.

            124. "Wind Up Costs" means the costs, fees and expenses of the Disbursing Agent in carrying out the provisions of this Plan in the aggregate amount of approximately $10.5 million. The Wind Up Costs shall not include the costs of funding any Administrative Expense Claims, Priority Tax Claims and/or Claims in Classes 1 through 7 of the Plan which were incurred on or before the later of the Effective Date or the Administrative Expense Claims Bar Date provided for in Section 13.1 of this Plan.

            125. "Wind Up Fund" means the fund established from the Asset Sale Proceeds on the Effective Date from which the Wind Up Costs will be paid.

      1.3   RULES OF INTERPRETATION

            (a)   General

      In this Plan (a) any reference to a contract, instrument, release, indenture, or other agreement or document as being in a particular form or on particular terms and conditions means the agreement or document substantially in that form or on those terms and conditions, (b) any reference to an existing document or exhibit means that document or exhibit as it may have been or may be amended, modified, or supplemented, (c) unless otherwise specified, all references to Sections, Articles, Schedules, and Exhibits are references to Sections, Articles, Schedules, and Exhibits of or to this Plan, (d) the words "hereof," "herein," "hereby," "hereunder," and words of similar import refer to this Plan in its entirety rather than to a particular portion of this Plan, (e) captions and headings to Articles and Sections are for convenience of reference only and are not intended to be a part of or to affect the interpretation of this Plan, and (f) the rules of construction, in section 102 of the Bankruptcy Code and in the Bankruptcy Rules shall apply.

            (b)   "Including"

      As used in this Plan, "include," "includes," or "including" shall be deemed to be followed by the words "without limitation."

            (c)   "On"

      With reference to any distribution under this Plan, "on" a date means on or as soon as reasonably practicable after that date.

      1.4   COMPUTATION OF TIME

      In computing any period of time prescribed or allowed by this Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

                                   ARTICLE II.

                       ACQUISITION OF THE PURCHASED ASSETS

      2.1 The Proposed Sale Transaction. On the Effective Date, the Debtors shall sell, transfer and convey all right, title and interest in and to each of the Purchased Assets to the Buyer and, in exchange, the Buyer will pay the Purchase Price in accordance with the terms of the Purchase Agreement. The Purchase Price will comprise a portion of the Asset Sale Proceeds and will be distributed in accordance with the terms of the Plan.

      2.2 Approval of Sale. As permitted by sections 1123(a)(5), 1123(b)(4), 1129(a)(11) and 363(l) of the Bankruptcy Code, the Debtors seek approval of the sale of the Purchased Assets in accordance with the terms of this Plan and the Purchase Agreement. Confirmation of the Plan by the Bankruptcy Court shall constitute approval of the proposed sale of the Purchased

Assets to the Buyer and the Confirmation Order shall contain express findings and conclusions approving of the sale on the terms and conditions set forth in the Purchase Agreement and this Plan. The Purchase Agreement set forth in the Plan Supplement is incorporated herein for all purposes.

      2.3   SALE FREE AND CLEAR.

            (a) On and after the Effective Date, pursuant to this Section 2.3 and the Purchase Agreement, the Purchased Assets, other than as specifically set forth in the Purchase Agreement and this Plan, shall be purchased by and vested in Buyer free and clear of all Claims, Equity Interests, Liens, charges, encumbrances, and all other rights arising on or before the Effective Date.

            (b) Buyer shall not be deemed to (i) be the successor of any Debtor, (ii) have, de facto or otherwise, merged with or into any Debtor, or
(iii) be a mere or substantial continuation of any Debtor or the enterprise of any Debtor. Buyer shall not assume or have any liability or obligation for any Claim against any Debtor except for those liabilities specifically assumed pursuant to the terms of the Purchase Agreement.

                                  ARTICLE III.

                        TREATMENT OF UNCLASSIFIED CLAIMS

      In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Expense Claims and Priority Tax Claims are not classified and the holders of such Claims are not entitled to vote on this Plan.

      3.1   ADMINISTRATIVE EXPENSE CLAIMS

      On the latest of (i) the Effective Date, (ii) the date on which its Administrative Expense Claim becomes an Allowed Administrative Expense Claim, or
(iii) the date on which its Administrative Expense Claim becomes payable under any agreement relating thereto, or as soon as practicable thereafter, each holder of an Allowed Administrative Expense Claim shall receive in full satisfaction settlement, release, and discharge of and in exchange for such Allowed Administrative Expense Claim, Cash equal to the unpaid portion of its Allowed Administrative Expense Claim. Notwithstanding the foregoing, (a) any Allowed Administrative Expense Claim based on a liability incurred by the Debtors in the ordinary course of business during the Chapter 11 Cases shall be paid in the ordinary course of business, in accordance with the terms and conditions of any agreement relating thereto and (b) any Allowed Administrative Expense Claim may be paid on such other terms as may be agreed on between the holder of such Claim and the Debtors.

      3.2   PRIORITY TAX CLAIMS

      On the later of (i) the Effective Date or (ii) the date such Priority Tax Claim becomes an Allowed Priority Tax Claim, or as soon as practicable thereafter, each holder of an Allowed Priority Tax Claim shall receive in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Priority Tax Claim, in the sole discretion of the Debtors or the

Reorganized Debtors, (a) Cash in an amount equal to such Allowed Priority Tax Claim, (b) deferred Cash payments over a period not exceeding six years after the date of assessment of such Allowed Priority Tax Claim, of a value, as of the Effective Date, equal to such Allowed Priority Tax Claim, or (c) such other treatment as to which the Debtors or the Reorganized Debtors and such holder shall have agreed upon in writing; provided, however, that no holder of an Allowed Priority Tax Claim shall be entitled to any payments on account of any pre-Effective Date interest accrued on or penalty arising after the Petition Date with respect to or in connection with such Allowed Priority Tax Claim.

                                   ARTICLE IV.

           CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS

      4.1   INTRODUCTION

      This Plan places all Claims and Equity Interests, except unclassified Claims provided for in Article III, in the classes listed below. A Claim or Equity Interest is placed in a particular Class only to the extent that it falls within the description of that Class, and is classified in any other Class to the extent that any portion thereof falls within the description of such other Class.

      4.2   SUMMARY OF CLASSES

                              CLASS                 IMPAIRED/UNIMPAIRED, ENTITLEMENT TO VOTE

      -----------------------------------------------------------------------------------------------------
            Class 1-- Other Priority Claims         Unimpaired -- Deemed to have  accepted and not entitled
                                                    to vote

            Class 2-- Other Secured Claims          Impaired-- Entitled to vote

            Class 3-- Existing Credit Agreement     Impaired-- Entitled to vote
            Claims

            Class 4-- Surety Claims                 Impaired-- Entitled to vote

            Class 5-- Convenience Claims            Impaired-- Entitled to vote

            Class 6-- General Unsecured Claims      Impaired-- Entitled to vote

                              CLASS                 IMPAIRED/UNIMPAIRED, ENTITLEMENT TO VOTE

      ----------------------------------------------------------------------------------------------------------
            Class 7-- Litigation Claims             Impaired-- All Litigation Claims are Disputed Claims and the
                                                    holders thereof are not entitled to vote unless (i) a proof of claim to which the Debtors have not objected is timely
                                                    filed in the Chapter 11 Cases; or (ii) the Litigation Claim is temporarily Allowed by the Bankruptcy Court on or before
                                                    May 7, 2003

            Class 8-- Existing Preferred Stock      Impaired-- Deemed to have  rejected and not entitled to
                                                    vote

            Class 9-- Existing Common Stock and     Impaired-- Deemed to have  rejected and not entitled to
            Section 510(b) Claims                   vote

            Class 10-- Existing Other Equity        Impaired-- Deemed to have  rejected and not entitled to
            Interests                               vote

      4.3   TREATMENT OF CLASSIFIED CLAIMS AND EQUITY INTERESTS

            (a)   Class 1 -- Other Priority Claims

                  (1) Claims in Class: Class 1 consists of all Other Priority Claims.

                  (2)   Treatment: On the later of (i) the Effective Date or
(ii) the date on which its Other Priority Claim becomes an Allowed Other Priority Claim, or, in each case, as soon as practicable thereafter, each holder of an Allowed Other Priority Claim shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Other Priority Claim, Cash equal to the full amount of its Allowed Other Priority Claim.

            (b)   Class 2 -- Other Secured Claims

                  (1) Claims in Class: Class 2 consists of all Other Secured Claims.

                  (2) Treatment: Except to the extent that a holder of an Allowed Other Secured Claim agrees to a different treatment, at the sole option of the Debtors or the Reorganized Debtors, (i) each Allowed Other Secured Claim shall be reinstated and rendered unimpaired pursuant to section 1124 of the Bankruptcy Code, notwithstanding any contractual provision or applicable nonbankruptcy law that entitles the holder of an Allowed Other Secured Claim to demand or receive payment prior to the stated maturity of such Allowed Other Secured Claim from and after the occurrence of a default; (ii) each holder of an Allowed Other Secured Claim shall receive Cash in an amount equal to such Allowed Other Secured Claim, including any interest on such Allowed Other Secured Claim required to be paid pursuant to section 506(b) of the Bankruptcy Code, on the later of the Effective Date or the date such Allowed Other Secured Claim becomes an Allowed Other Secured Claim or as soon thereafter as is practicable, or (iii) the holder of an Allowed Other Secured Claim shall receive possession of the Collateral securing its Allowed Other Secured Claim in full and complete satisfaction of such Allowed Other Secured Claim on the later of the Effective Date or the date such Allowed Other Secured Claim becomes an Allowed Other Secured Claim or as soon thereafter as is practicable.

                  (3) Deficiency Claims: Each holder of an Allowed Other Secured Claim receiving the treatment specified in clause (ii) or (iii) of the preceding paragraph shall have a Deficiency Claim to the extent the value of the Collateral securing its Allowed Other Secured Claim is less than amount of its Allowed Other Secured Claim.

            (c)   Class 3 -- Existing Credit Agreement Claims

                  (1) Claims in Class: Class 3 consists of all Existing Credit Agreement Claims.

                  (2)   Treatment: On the later of (i) the Effective Date or
(ii) the date on which its Existing Credit Agreement Claim becomes an Allowed Existing Credit Agreement Claim, or, in each case, as soon as practicable thereafter, each holder of an Allowed Existing Credit Agreement Claim shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Existing Credit Agreement Claim a Pro Rata share of
(i) the Asset Sale Proceeds, (ii) the proceeds of all Postpetition Collateral to the extent they secure the Adequate Protection Obligations; and (iii) the proceeds of the Prepetition Collateral, including the proceeds of the Prepetition Collateral that are collected after the Confirmation Date.

                  (3) Deficiency Claims: Each holder of an Allowed Existing Credit Agreement Claim receiving the treatment specified in the preceding paragraph shall have a Deficiency Claim to the extent the value of the Collateral securing its Allowed Existing Credit Agreement Claim is less than the amount of its Allowed Existing Credit Agreement Claim.

            (d)   Class 4 -- Surety Claims

                  (1)   Claims in Class: Class 4 consists of all Surety Claims.

                  (2) Treatment: Except to the extent that the holder of an Allowed Surety Claim has been paid by the Debtors prior to the Effective Date, the holder of an Allowed Surety Claim shall receive on account of such holder's Allowed Surety Claim and in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Surety Claim all equitable subrogation and other legal and equitable rights against the Debtors, the Reorganized Debtors and the Bonded Collateral arising under the Surety Agreements, the Bonded Contracts and applicable law; provided, however, that except for obligations arising under a Bond under which a Residential Debtor is the principal and primary indemnitor, assets and properties of the Reorganized Residential Debtors shall be free from all Bonded Obligations, including (i) all Claims related to cross-indemnities and (ii) all rights of the Sureties to cross-collateralized losses sustained by them which are in any way attributable to the Non-Residential Debtors, against the assets and properties of the Residential Debtors.

            (e)   Class 5 -- Convenience Claims

                  (1)   Claims in Class: Class 5 consists of all Convenience
Claims.

                  (2) Treatment: Except to the extent that the holder of an Allowed Convenience Claim has been paid by the Debtors prior to the Effective Date pursuant to the Critical Vendor Order or otherwise or such holder agrees to a different treatment, the holder of an Allowed Convenience Claim shall receive on account of such holder's Allowed Convenience Claim and in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Convenience Claim the lesser of (i) one-half of such holder's Allowed Convenience Claim; or (ii) a Pro Rata share of the Convenience Class Distribution; provided, however, that if the amount to be distributed to the holder of an Allowed Convenience Claim pursuant to the terms of this paragraph is less than the estimated distribution that such creditor would be entitled to receive if such creditor were treated as a creditor holding an Allowed General Unsecured Claim rather than an Allowed Convenience Claim, then the holder of such Allowed Convenience Claim shall automatically be accorded the treatment provided to the holders of Allowed General Unsecured Claims.

            (f)   Class 6 -- General Unsecured Claims

                  (1) Claims in Class: Class 6 consists of all General Unsecured Claims.

                  (2) Treatment: Except to the extent that the holder of an Allowed General Unsecured Claim has been paid by the Debtors prior to the Effective Date pursuant to the Critical Vendor Order or otherwise or such holder agrees to a different treatment, the holder of an Allowed General Unsecured Claim shall receive on account of such holder's Allowed General Unsecured Claim and in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed General Unsecured Claim such holder's Pro Rata share of the Class 6 Distribution; provided, however, that the Pro Rata share of the Class 6 Distribution allocated to the holders of Allowed Junior Subordinated Note Claims and Allowed Senior Subordinated Note Claims shall, prior to the distribution of any such property, be reallocated and distributed Pro Rata to the Senior Lenders holding Allowed General Unsecured Claims.

            (g)   Class 7 -- Litigation Claims

                  (1)   Claims in Class: Class 7 consists of all Litigation
Claims.

                  (2) Treatment: If and when a Litigation Claim becomes an Allowed Litigation Claim, proceeds from any Insurance Policy which become payable as a consequence of such allowance shall be disbursed by the insurer which is obligated to pay such insurance proceeds to the holder of such Allowed Litigation Claim. If the proceeds of an Insurance Policy become payable as a consequence of the allowance of a Litigation Claim, and the Insurance Policy (or Insurance Policies) providing coverage for the Allowed Litigation Claim contains a retention (deductible) that has not been paid by the Debtors on or before the Effective Date, then, and in such event, (i) the amount of Insurance Policy proceeds payable by an insurer to the holder of the Allowed Litigation Claim shall be reduced by the amount of the unpaid retention, and (ii) the holder of the Allowed Litigation Claim shall hold an Allowed General Unsecured Claim in the amount of such unpaid retention. Notwithstanding any provision herein to the

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

contrary, if it is determined that all or any portion of an Allowed Litigation Claim is not an Allowed Insured Claim, then the holder of such Allowed Litigation Claim shall hold an Allowed General Unsecured Claim for that portion of the Allowed Litigation Claim which is not an Allowed Insured Claim.

            (h)   Class 8 -- Existing Preferred Stock

                  (1) Equity Interests in Class: Class 8 consists of the Existing Preferred Stock.

                  (2) Treatment: On the Effective Date, all Existing Preferred Stock and the accrued and unpaid dividends thereon shall be cancelled, and the holders of Existing Preferred Stock shall not receive or retain any property on account of their Existing Preferred Stock.

            (i)   Class 9-- Existing Common Stock and Section 510(b) Claims

                  (1) Equity Interests and Claims in Class: Class 9 consists of all Existing Common Stock and Section 510(b) Claims.

                  (2) Treatment: On the Effective Date, all Existing Common Stock shall be cancelled, and the holders of Existing Common Stock and Section 510(b) Claims shall not receive or retain any property on account of their Existing Common Stock and/or Section 510(b) Claims.

            (j)   Class 10 -- Existing Other Equity Interests

                  (1) Equity Interests in Class: Class 10 consists of all Existing Other Equity Interests.

                  (2) Treatment: On the Effective Date, all Existing Other Equity Interests shall be cancelled, and the holders of Existing Other Equity Interests shall not receive or retain any property on account of their Existing Other Equity Interests.

                                   ARTICLE V.

                      MEANS FOR IMPLEMENTATION OF THIS PLAN

      5.1   CONTINUED CORPORATE EXISTENCE OF DEBTORS; AUTHORIZED CAPITAL STOCK

            (a) Reorganized Residential Debtors. On and after the Effective Date, the Purchased Assets transferred to Newco Holding shall be owned, directly or indirectly, by Newco Holding. Following the Effective Date, the Reorganized Residential Debtors will continue to exist until such time as they are dissolved under applicable law. The Reorganized Residential Debtors shall continue to exist after the Effective Date for the limited purpose of winding up their affairs and assisting the Disbursing Agent in carrying out the duties and responsibilities set forth in this Plan.

            (b) Reorganized Non-Residential Debtors. The Reorganized Non-Residential Debtors shall continue to exist after the Effective Date for the limited purpose of winding up their affairs and assisting the Disbursing Agent in carrying out the duties and responsibilities set forth in this Plan. Following the Effective Date, the Reorganized Non-Residential Debtors will continue to exist until such time as they are dissolved under applicable law.

      5.2   RESTRUCTURING TRANSACTIONS

      Notwithstanding Section 5.1(a), and in accordance with the provisions of section 1123 of the Bankruptcy Code, the Residential Debtors, the Non-Residential Debtors, the Reorganized Residential Debtors, and the Reorganized Non-Residential Debtors may enter into any transactions or take any actions appropriate or necessary to effect a corporate restructuring of their respective businesses, including, one or more mergers, consolidations, dispositions, liquidations, or dissolutions, as may be determined to be necessary or appropriate. In each case in which the surviving, resulting, or acquiring corporation in any such transaction is a successor to a Reorganized Debtor, such surviving, resulting, or acquiring corporation will perform the obligations (if any) of the applicable Reorganized Debtor pursuant to the Plan, and, if applicable, the Purchase Agreement to pay or otherwise satisfy the Allowed Claims against such Reorganized Debtor specifically identified in the Plan and/or Purchase Agreement, except as provided in any contract, instrument or other agreement or document effecting a disposition to such surviving, resulting, or acquiring corporation, which may provide that another Reorganized Debtor will perform such obligations.

      5.3 TREATMENT OF CLAIMS FOR PURPOSES OF VOTING, CONFIRMATION AND DISTRIBUTION

      For purposes of voting, confirmation and distribution, the Plan is premised upon the substantive consolidation of all of the Debtors. Entry of the Confirmation Order shall constitute the approval, pursuant to section 105(a) of the Bankruptcy Code, effective as of the Effective Date, of the consolidation of the Chapter 11 Cases of the Debtors for all purposes related to the Plan, including, without limitation, for purposes of voting, confirmation and distribution, but excluding the transactions contemplated by the Purchase Agreement. Pursuant to such order, (i) except for the Purchased Assets, each Debtor's assets and liabilities shall be merged and pooled with the assets and liabilities of each of the other Debtors, (ii) no distributions shall be made under the Plan on account of Intercompany Claims held by the Debtors, (iii) all guarantees of the Debtors of the obligations of any other Debtor shall be deemed eliminated so that any Claim against any Debtor and any guarantee thereof executed by any other Debtor and any joint or several liability of any of the Debtors shall be deemed to be one obligation of the consolidated Debtors, and
(iv) each and every Claim filed or to be filed in the Chapter 11 Case of any Debtor shall be deemed filed against the consolidated Debtors, and shall be deemed one Claim against, and obligation of, the consolidated Debtors. Such substantive consolidation shall not (other than for purposes related to the Plan) affect (i) the legal and corporate structures of the Reorganized Debtors,
(ii) pre- and post-Petition Date guarantees that are required to be maintained
(a) in connection with executory contracts or unexpired leases that were entered into during the Chapter 11 Cases or that have been or will be assumed or (b) pursuant to the Plan, or (iii) any term or provision of the Purchase Agreement (including, without limitation, any provision thereof limiting the post-Effective Date liabilities of the Reorganized Residential Debtors).

      5.4   CORPORATE ACTION; CANCELLATION OF SECURITIES

      On the Effective Date, all existing Equity Interests and Subsidiary Interests, including, without limitation, all Extinguished Securities, to the extent not already cancelled, shall be deemed cancelled and of no further force or effect without any further action on the part of the Bankruptcy Court or any other Person. The obligations of the Debtors under the Extinguished Securities and under the Debtors' certificate of incorporation, any agreements, indentures, or certificates of designations governing the Extinguished Securities shall be terminated and discharged; provided, however, that each indenture or other agreement that governs the rights of the holder of a Claim based on the Extinguished Securities and that is administered by an indenture trustee, agent, or servicer shall continue in effect solely for the purposes of permitting such indenture trustee, agent, or servicer to maintain any rights it may have for fees, costs, and expenses under such indenture or other agreement. Additionally, the cancellation of any indenture shall not impair the rights and duties under such indenture as between the indenture trustee thereunder and the beneficiaries of the trust created thereby.

      5.5   DIRECTORS AND EXECUTIVE OFFICERS

            (a) Board of Directors of Reorganized Encompass. On the Effective Date, the term of each member of the current Board of Directors of Encompass and each other director of the Debtors will automatically expire. The initial Board of Directors of Reorganized Encompass and each of the other Reorganized Debtors on and after the Effective Date will consist of one member, who will be designated by the Disbursing Agent. Such directors will be those Persons identified in the Plan Supplement. Subject to the provisions of Section 9.1 of the Plan, such directors and the officers designated pursuant to Section 5.5(b) below will have the responsibility for the management, control, and operation of Reorganized Encompass on and after the Effective Date.

            (b) Officers of Reorganized Encompass. The officers of Reorganized Encompass and each other Reorganized Debtor on and after the Effective Date shall be those officers identified in the Plan Supplement.

      5.6   REVESTING OF ASSETS

            (a) Revesting of Assets of the Residential Debtors. Notwithstanding any contrary provision of this Plan, the property of each Residential Debtor's Estate, together with any property of each Residential Debtor that is not property of its Estate, and that is not specifically disposed of pursuant to the Purchase Agreement and this Plan, shall revest in Encompass Holding on the Effective Date. Those assets comprising the Purchased Assets which are sold to Newco Holding pursuant to the Purchase Agreement and this Plan shall vest in Newco Holding. The Reorganized Residential Debtors will not engage in any new business or incur new liabilities, except as is necessary to assist the Disbursing Agent in effectuating the duties and obligations set forth in this Plan. Except as specifically provided in the Plan and the Purchase Agreement, as of the Effective Date, all property of the Reorganized Residential Debtors, including the assets of the Reorganized Residential Debtors held by Newco Holding, shall be free and clear of all Claims, encumbrances, Equity Interests, charges and Liens.

            (b) Revesting of Assets of the Non-Residential Debtors. Notwithstanding any contrary provision of this Plan, and save and except for any property of (i) Encompass, (ii) Encompass Mechanical Services Southeast, Inc. (f/k/a Reliable Mechanical), (iii) The Farfield Company, and (iv) Wayzata, Inc., the property of each Non-Residential Debtor, together with any property of each Non-Residential Debtor that is not property of its Estate, and that is not specifically disposed of pursuant to this Plan, shall revest in Encompass Holding on the Effective Date. The property of each of (i) Encompass, (ii) Encompass Mechanical Services Southeast, Inc. (f/k/a Reliable Mechanical), (iii) The Farfield Company, and (iv) Wayzata, Inc., together with any property of each such Non-Residential Debtor that is not property of its Estate and that is not specifically disposed of pursuant to this Plan, shall revest in the applicable Reorganized Non-Residential Debtor. The Reorganized Non-Residential Debtors will not engage in any new business or incur new liabilities, except as is necessary to assist the Disbursing Agent in effectuating the duties and obligations set forth in this Plan. Except as provided in the Plan, as of the Effective Date, all property of the Reorganized Non-Residential Debtors, shall be free and clear of all Claims, encumbrances, Equity Interests, charges and Liens.

      5.7   PRESERVATION OF RIGHTS OF ACTION; SETTLEMENT OF LITIGATION CLAIMS

      Except as otherwise provided herein, in the Confirmation Order, the DIP Order, the Purchase Agreement or in any contract, instrument, release, indenture or other agreement entered into in connection with this Plan, in accordance with section 1123(b) of the Bankruptcy Code, the Debtors and Reorganized Debtors shall retain and may enforce, sue on, settle, or compromise (or decline to do any of the foregoing), without the approval of the Bankruptcy Court, all claims, rights or causes of action, suits, and proceedings, whether in law or in equity, whether known or unknown, that the Debtors or their Estates may hold against any Person or entity. The Reorganized Debtors or their successor(s) may pursue such retained claims, rights or causes of action, suits, or proceedings as appropriate, in accordance with the best interests of the Reorganized Debtors or their successor(s) who hold such rights.

      5.8   EFFECTUATING DOCUMENTS; FURTHER TRANSACTIONS

      The chairman of the board of directors, president, chief financial officer, any executive vice-president or senior vice-president, or any other appropriate officer of the applicable Reorganized Debtor shall be authorized to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents, and take such other actions on behalf of such Debtor, as may be necessary or appropriate, to effectuate and further evidence the terms and conditions of this Plan. The secretary or assistant secretary of the applicable Reorganized Debtor shall be authorized to certify or attest to any of the foregoing actions.

      5.9   EXEMPTION FROM CERTAIN TRANSFER TAXES

      Pursuant to section 1146(c) of the Bankruptcy Code, any transfers from a Debtor to a Reorganized Debtor or any other Person or entity pursuant to this Plan (including, without limitation, the transfer of the Purchased Assets to the Buyer) shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, or other similar tax or governmental assessment, and the Confirmation Order shall direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

                                   ARTICLE VI.

                       PROVISIONS GOVERNING DISTRIBUTIONS

      6.1   OBLIGATIONS TO MAKE DISTRIBUTIONS

      All distributions to be made to the holders of Allowed Claims pursuant to this Plan shall be made by the Disbursing Agent (as agent for Reorganized Encompass and the Reorganized Debtors). Except as specifically provided in the Purchase Agreement, Newco Holding shall not (a) have any liability on account of any Allowed Claim, or (b) have any obligation to any Person to make distributions to any holder of an Allowed Claim pursuant to this Plan.

      6.2   POSTPETITION INTEREST

      In accordance with section 502(b)(2) of the Bankruptcy Code, the amount of all Unsecured Claims against the Debtors shall be calculated as of the Petition Date. Except as otherwise explicitly provided herein, in section 506(b) of the Bankruptcy Code or by order of the Bankruptcy Court, no holder of a Claim shall be entitled to or shall receive Postpetition Interest.

      6.3   ALTERNATIVE TREATMENT

      Notwithstanding any provision herein to the contrary, any holder of an Allowed Claim may receive, instead of the distribution or treatment to which it is entitled hereunder, any other distribution or treatment to which it and the Debtors, Reorganized Debtors or Disbursing Agent may agree to in writing, provided, however, that such other distribution or treatment shall not provide a return having a present value in excess of the present value of the distribution or treatment that otherwise would be given such holder pursuant to this Plan.

      6.4   METHOD OF DISTRIBUTIONS UNDER THE PLAN

            (a) In General. Subject to Bankruptcy Rule 9010, and except as otherwise provided herein, all distributions under the Plan shall be made by the Disbursing Agent to the holder of each Allowed Claim at the address of such holder as listed on the Schedules unless the Debtor or the Disbursing Agent has been notified in writing of a change of address, including, without limitation, by the filing of a proof of Claim by such holder that provides an address for such holder different from the address reflected on the Schedules, provided however, with respect to the Existing Credit Agreement Claims and the Senior Lenders' General Unsecured Claims, on the Initial Distribution Date and each Subsequent Distribution Date, the Disbursing Agent shall distribute to the Administrative Agent the Pro Rata distribution of each holder of an Existing Credit Agreement Claim and the Pro Rata distribution of each Senior Lender's General Unsecured Claim.

            (b) Distributions of Cash. Any payment of Cash made by the Disbursing Agent pursuant to the Plan shall be made by check drawn on a domestic bank, by electronic wire, or by other form of wire transfer.

            (c) Timing of Distributions. Any payment or distribution required to be made under the Plan on a day other than a Business Day shall be made on the next succeeding Business Day.

            (d) Minimum Distributions. No payment of Cash less than one hundred dollars ($100.00) shall be made by the Disbursing Agent to any holder of a Claim unless a request therefor is made in writing to the Disbursing Agent.

      6.5   UNCLAIMED DISTRIBUTIONS

      Except with respect to distributions under the Plan to holders of Allowed General Unsecured Claims, any distributions under the Plan that are unclaimed for a period of one year after distribution thereof shall be revested in the Disbursing Agent and any entitlement of any holder of any Claim to such distributions shall be extinguished and forever barred. Distributions under the Plan to holders of Allowed General Unsecured Claims that are unclaimed for a period of one year after distribution thereof shall be added to the Reserve and any entitlement of such holders of Allowed General Unsecured Claims to such distributions shall be extinguished and forever barred.

      6.6   DISTRIBUTIONS WITHHELD FOR DISPUTED GENERAL UNSECURED CLAIMS

            (a) Establishment and Maintenance of Reserve. On the Initial Distribution Date and each Subsequent Distribution Date, the Disbursing Agent shall reserve from the distributions to be made on such dates to the holders of Allowed General Unsecured Claims, an amount of Cash equal to one hundred percent (100%) of the distributions to which the holders of Disputed General Unsecured Claims would be entitled under the Plan as of such dates if such Disputed General Unsecured Claims were Allowed Claims in their Disputed Claim Amounts (the "Reserve").

            (b) Property Held in Reserve. Cash held in the Reserve shall be held in trust by the Disbursing Agent for the benefit of the potential claimants of such Cash and shall not constitute property of the Disbursing Agent.

      6.7   DISTRIBUTIONS UPON ALLOWANCE OF DISPUTED GENERAL UNSECURED CLAIMS

      The holder of a Disputed General Unsecured Claim that becomes an Allowed Claim subsequent to the Initial Distribution Date shall receive distributions of Cash from the Reserve on the next Subsequent Distribution Date following the Quarter during which such Disputed General Unsecured Claim becomes an Allowed Claim pursuant to a Final Order. Such distribution shall be made in accordance with the Plan based upon the distributions that would have been made to such holder under the Plan if the Disputed General Unsecured Claim had been an Allowed Claim on or prior to the Effective Date. To the extent that a Disputed General Unsecured Claim is not Allowed or becomes an Allowed Claim in an amount less than the Disputed Claim Amount, the excess of the amount of Cash in the Reserve over the amount of

Cash actually distributed on account of such Disputed General Unsecured Claim shall be distributed Pro Rata to the holders of the Allowed General Unsecured Claims on the next following Subsequent Distribution Date.

      6.8   LITIGATION CLAIMS

      All Litigation Claims are Disputed Claims. Any Litigation Claim as to which a proof of Claim was timely filed in the Chapter 11 Cases shall be determined and liquidated, in the sole discretion of the Disbursing Agent, (i) in the administrative or judicial tribunal(s) in which it is pending on the Effective Date, or, if no action was pending on the Effective Date, in any administrative or judicial tribunal of appropriate jurisdiction, or (ii) in the Bankruptcy Court in accordance with the bankruptcy claims process and/or any alternative dispute resolution or similar proceeding as same may be approved by Order of the Bankruptcy Court. Any Litigation Claim determined and liquidated pursuant to a judgment or order obtained in accordance with this section and applicable law which is no longer appealable or subject to review shall be deemed an Allowed Claim in such liquidated amount and satisfied in accordance with the Plan. Nothing contained in this section shall impair the Debtors' or Reorganized Debtors' right to seek estimation of any and all Litigation Claims in a court or courts of competent jurisdiction or constitute or be deemed a waiver of any Claim or cause of action that the Debtors may hold against any Person, including, without limitation, in connection with or arising out of any Litigation Claim.

      6.9   WITHHOLDING AND REPORTING REQUIREMENTS

      In connection with this Plan and all distributions hereunder, the Disbursing Agent shall, to the extent applicable as determined in its sole discretion, comply with all tax withholding and reporting requirements imposed by any federal, state, local, or foreign taxing authority, and all distributions hereunder shall be subject to any such withholding and reporting requirements. The Disbursing Agent shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements.

      6.10  SETOFF AND RECOUPMENT

      Other than in respect of any Existing Credit Agreement Claim, a Reorganized Debtor may, but shall not be required to, setoff against any Claim, and the payments or other distributions to be made pursuant to this Plan in respect of such Claim, claims of any nature whatsoever that the applicable Debtor or Reorganized Debtor may have against the Claim's holder; provided, however, that neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Reorganized Debtors of any claim that the applicable Debtor or Reorganized Debtor may have against such holder. Nothing in this Plan shall be deemed to expand rights to setoff under applicable non-bankruptcy law. Notwithstanding the foregoing, the Reorganized Debtors shall be deemed to waive and shall have no right of setoff or recoupment against any Existing Credit Agreement Claim.

      6.11 OBJECTIONS TO AND RESOLUTION OF ADMINISTRATIVE EXPENSE CLAIMS, CLAIMS AND EQUITY INTERESTS

         Except as to applications for allowances of compensation and reimbursement of expenses under sections 330 and 503 of the Bankruptcy Code, the Disbursing Agent shall have the exclusive right to make and file objections to Administrative Expense Claims, and Claims and Equity Interests subsequent to the Effective Date. All objections shall be litigated to Final Order; provided, however, that the Disbursing Agent shall have the authority to compromise, settle, otherwise resolve or withdraw any objections, without approval of the Bankruptcy Court. Unless otherwise ordered by the Bankruptcy Court, the Disbursing Agent shall file all objections to Administrative Expense Claims that are the subject of proofs of Claim or requests for payment filed with the Bankruptcy Court (other than applications for allowances of compensation and reimbursement of expenses), Claims and Equity Interests and serve such objections upon the holder of the Administrative Expense Claim, Claim or Equity Interest as to which the objection is made as soon as is practicable, but in no event later than ninety (90) days after the Effective Date or such later date as may be approved by the Bankruptcy Court. In addition, any Debtor may, at any time, request that the Bankruptcy Court estimate any contingent or unliquidated Claim pursuant to section 502(c) of the Bankruptcy Code or other applicable law regardless of whether such Debtor has previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal relating to any such objection. In the event the Bankruptcy Court estimates any contingent or unliquidated Claim, that estimated amount shall constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on such Claim, the Debtors may elect to pursue any supplemental proceedings to object to any ultimate distribution on such Claim. All of the aforementioned Claims objection, estimation, and resolution procedures are cumulative and are not necessarily exclusive of one another. Claims may be estimated and thereafter resolved by any permitted mechanism.

      6.12  NO DISTRIBUTION PENDING ALLOWANCE

      Notwithstanding any other provision herein, if any portion of a Claim is a Disputed Claim, no payment or distribution provided hereunder shall be made on account of or in exchange for such Claim unless and until such Disputed Claim becomes an Allowed Claim.

      6.13  DISTRIBUTIONS AFTER ALLOWANCE

      To the extent that a Disputed Claim or Disputed Equity Interest ultimately becomes an Allowed Claim, a distribution shall be made to the holder of such Allowed Claim in accordance with the provisions of this Plan. After the date that the order or judgment of the Bankruptcy Court or other applicable court of competent jurisdiction allowing any Disputed Claim becomes a Final Order, the Disbursing Agent shall provide to the holder of such Claim the distribution to which such holder is entitled hereunder on account of or in exchange for such Allowed Claim.

                                  ARTICLE VII.

                        TREATMENT OF EXECUTORY CONTRACTS
                              AND UNEXPIRED LEASES

      7.1   ASSUMED CONTRACTS AND LEASES OF RESIDENTIAL DEBTORS

            (a) Except as otherwise provided herein, or in any contract, instrument, release, indenture, or other agreement or document entered into in connection with this Plan, as of the Effective Date, each Reorganized Residential Debtor shall be deemed to have assumed each executory contract and unexpired lease to which it is a party and assigned such executory contracts and unexpired leases to the Buyer, unless such contract or lease (i) was previously assumed, assumed and assigned or rejected by such Residential Debtor, (ii) previously expired or terminated pursuant to its own terms, (iii) is the subject of a motion to reject filed on or before the Confirmation Date or (iv) is being rejected pursuant to this Plan as set forth in Schedule 7.1(a), which Schedule shall be filed as part of the Plan Supplement (collectively, the "Assumed Residential Contracts"). The Confirmation Order shall constitute an order of the Bankruptcy Court under section 365 of the Bankruptcy Code approving the contract and lease assumptions or rejections described above, as of the Effective Date.

            (b) On or prior to the Effective Date, the Debtors shall Cure any and all defaults under each Assumed Residential Contract in accordance with section 365(b)(1) of the Bankruptcy Code.

            (c) On the Effective Date, Debtors shall assign to the Buyer each Assumed Residential Contract in accordance with section 365(f) of the Bankruptcy Code. The Assumed Residential Contract shall be free and clear of all Claims, Equity Interests, Liens, charges or other encumbrances, except as specifically provided in the Purchase Agreement.

            (d) The Confirmation Order shall constitute an order under section 365 of the Bankruptcy Code authorizing the Debtors to assume and assign the Assumed Residential Contracts to the Buyer as of the Effective Date. An exhibit to the Confirmation Order shall list each Assumed Residential Contract, the counterparty or counterparties to such Assumed Residential Contract, the address of such party or parties, and the amount (if any) necessary to Cure any and all defaults under such Assumed Residential Contract.

      7.2   REJECTED CONTRACTS AND LEASES OF NON-RESIDENTIAL DEBTORS

      Except as otherwise provided herein, or in any contract, instrument, release, indenture, or other agreement or document entered into in connection with this Plan, all executory contracts and unexpired leases that exist between the Non-Residential Debtors and any Person shall be deemed rejected by the Reorganized Non-Residential Debtors as of the Effective Date, except for any executory contract or unexpired lease (i) which has been assumed pursuant to an order of the Bankruptcy Court entered prior to the Confirmation Date, (ii) which has been assumed and assigned to a Person pursuant to an asset purchase agreement under which such Non-Residential Debtor's assets have been sold, or which has been assumed and assigned to any Person other than a buyer of a Non-Residential Debtor's assets, and (iii) which is being assumed by the Non-Residential

Debtor pursuant to this Plan as set forth in Schedule 7.1(b), which Schedule shall be included in the Plan Supplement.

      7.3   RIGHT TO MODIFY SCHEDULES

      Notwithstanding the provisions of Section 7.1(a) and Section 7.1(b), the Debtors (in the case of the Residential Debtors, with the consent of the Buyer) reserve the right, on or prior to the Confirmation Date, to amend Schedules 7.1(a) and 7.1(b) to delete any executory contract or unexpired lease therefrom or to add any executory contract or unexpired lease thereto, in which event such executory contract(s) or unexpired lease(s) shall be deemed to be, as appropriate, either rejected or assumed. The Debtors shall provide notice of any amendments to Schedules 7.1(a) and 7.1(b) to the parties to the executory contracts and unexpired leases affected thereby. The listing of a document on Schedules 7.1(a) and/or 7.1(b) shall not constitute an admission by the Debtors or the Reorganized Debtors that such document is an executory contract or an unexpired lease or that the Debtors or Reorganized Debtors have any liability thereunder.

      7.4   INCLUSIVENESS OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES

      Each executory contract and unexpired lease to be assumed or rejected pursuant to this Section 7.1 shall include all modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affects such executory contract or unexpired lease.

      7.5   INSURANCE POLICIES

      Except to the extent specific notice to the contrary is provided by the Debtors no later than five (5) Business Days prior to the Confirmation Hearing, only those insurance policies which are executory, if any, and any agreements, documents or instruments relating thereto shall be assumed under the Plan. Notwithstanding the foregoing, however, nothing contained in this Section 7.5 shall constitute or be deemed a waiver of any claim or cause of action that the Debtors, the Reorganized Debtors or any entity claiming by or through the Debtors or Reorganized Debtors may hold against any Person, including, without limitation, an insurer under any of the Insurance Policies and provided further, however, that to the extent liability for any such Claim is adjudicated or otherwise determined or settled, nothing contained in this Section 7.5 shall extinguish or in any way impair either the Debtors, the Reorganized Debtors or the Disbursing Agent's right to assert a claim against an insurer based on an incident, occurrence or claim covered by an Insurance Policy; nor shall anything contained in this Section 7.5 extinguish or in any way impair either the Debtors, the Reorganized Debtors or the Disbursing Agent's rights to exercise and enforce any and all equitable and legal rights and remedies provided for under any Insurance Policy and applicable law, including, without limitation, their rights to recover litigation costs and interest on any judgment and their rights to enforce an insurer's duty to defend and pay Claims.

      7.6   CURE OF DEFAULTS

      Except as otherwise agreed upon by the parties, and except as provided in
Section 7.1(a)-(d) with respect to the Assumed Residential Contracts, within sixty (60) days after the Effective Date, the Disbursing Agent shall Cure any and all undisputed defaults under any

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

executory contract or unexpired lease assumed or assumed and assigned by the Debtors or Reorganized Debtors pursuant to the Plan in accordance with section 365(b)(1) of the Bankruptcy Code. All disputed defaults or any disputed matter concerning a Cure shall be cured either within thirty (30) days of the entry of a Final Order determining the amount, if any, of the Debtors' or Reorganized Debtors' liability with respect thereto, or as may otherwise be agreed to by the parties.

      7.7 BAR DATE FOR FILING PROOFS OF CLAIM RELATING TO EXECUTORY CONTRACTS AND UNEXPIRED LEASES REJECTED PURSUANT TO THE PLAN

      Claims arising out of the rejection of an executory contract or unexpired lease pursuant to Section 7.1 of the Plan must be filed with the Bankruptcy Court and served upon the Debtors or the Reorganized Debtors or as otherwise may be provided in the Confirmation Order, by no later than sixty (60) days after notice of entry of the Confirmation Order. Any Claims not filed within such time will be forever barred from assertion against the Debtors and the Reorganized Debtors. All Allowed Claims arising from the rejection of executory contracts and unexpired leases shall be treated as General Unsecured Claims under the Plan.

                                 ARTICLE VIII.

                      ACCEPTANCE OR REJECTION OF THIS PLAN

      8.1   CLASSES ENTITLED TO VOTE

      Each Impaired Class of Claims that shall (or may) receive or retain property or any interest in property hereunder is entitled to vote to accept or reject this Plan. By operation of law, each unimpaired Class of Claims or Equity Interests is deemed to have accepted this Plan and, therefore, is not entitled to vote. Because holders of Claims and Equity Interests in Classes that are not entitled to receive or retain any property hereunder are presumed to have rejected this Plan, they are not entitled to vote.

      8.2   ACCEPTANCE BY IMPAIRED CLASSES

      An Impaired Class of Claims shall have accepted this Plan if the holders of at least two-thirds in amount and more than one-half in number of the Allowed Claims in the Class actually voting have voted to accept this Plan, in each case not counting the vote of any holder designated under section 1126(e) of the Bankruptcy Code.

      8.3   ELIMINATION OF CLASSES

      Any Class that does not contain any Allowed Claims or Claims temporarily allowed for voting purposes under Federal Rule of Bankruptcy Procedure 3018, as of the date of the commencement of the Confirmation Hearing, shall be deemed not included in this Plan for purposes of (i) voting to accept or reject this Plan and (ii) determining whether such Class has accepted or rejected this Plan under section 1129(a)(8) of the Bankruptcy Code.

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

      8.4   NONCONSENSUAL CONFIRMATION

      The Bankruptcy Court may confirm this Plan over the dissent of any Impaired Class if all of the requirements for consensual confirmation under subsection 1129(a), other than subsection 1129(a)(8), of the Bankruptcy Code and for nonconsensual confirmation under of subsection 1129(b) of the Bankruptcy Code have been satisfied.

      To obtain confirmation notwithstanding the nonacceptance of a Class, the Debtors must demonstrate to the Court that this Plan "does not discriminate unfairly" and is "fair and equitable" with respect to any dissenting Impaired Classes. A plan does not discriminate unfairly if the legal rights of a dissenting Class are treated in a manner consistent with the treatment of other Classes whose legal rights are substantially similar to those of the dissenting Class and if no Class receives more than it is entitled to for its Claims or Equity Interests. If required, the Debtors shall show at the Confirmation Hearing that this Plan does not discriminate unfairly.

      To the extent necessary, the Debtors shall request confirmation of this Plan, as this Plan may be modified from time to time, under section 1129(b) of the Bankruptcy Code.

                                  ARTICLE IX.

                    PROVISIONS GOVERNING THE DISBURSING AGENT

      9.1   DISBURSING AGENT

            (a) Appointment. On the Effective Date, Reorganized Encompass, with the consent of the holders of Existing Credit Agreement Claims, shall appoint the Disbursing Agent under this Plan. The Disbursing Agent, with the consent of the holders of Existing Credit Agreement Claims, shall appoint any successor(s) to the Disbursing Agent.

            (b) Powers and Duties. The Disbursing Agent shall have the rights and powers of a debtor-in-possession under Section 1107 of the Bankruptcy Code, and such other rights, powers and duties incident to causing the performance of the Debtors' obligations under this Plan, including, without limitation, the duty to assess the merits of Claims and object to those Claims that the Disbursing Agent determines to be, in whole or in part, without merit, to prosecute such objections and defend Claims and counterclaims asserted in connection therewith, to prosecute causes of action, to liquidate Estate assets, to wind up the businesses, assets, properties and affairs of the Reorganized Debtors, to make distributions under this Plan and such other duties as are necessary to effectuate the terms and provisions of the Plan.

            (c) Fees and Expenses. Fair and reasonable compensation shall be paid to the Disbursing Agent and any and all Professionals and professionals retained by the Disbursing Agent, with the consent of the holders of Existing Credit Agreement Claims, and such compensation shall generally comport with the customary and reasonable professional compensation payable under section 330 of the Bankruptcy Code. The payment of fees and expenses to the Disbursing Agent and its professionals shall not require the approval of the Bankruptcy Court. The payment of the Disbursing Agent's fees and expenses, the unpaid fees and expenses of any Professional or professional, and the indemnity set forth in the immediately succeeding paragraph, where applicable, shall be funded from the Wind Up Fund.

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

            (d) Liability. The Disbursing Agent shall serve without bond and shall have no liability so long as the Disbursing Agent performs its duties in good faith. The Disbursing Agent shall not be liable for any action taken or omitted in good faith and believed by it to be authorized within the discretion or rights or powers conferred by the Plan. The Disbursing Agent shall be indemnified by the Estates and the Reorganized Debtors for any Claims or causes of action arising from or relating to the good faith exercise of its duties. In performing its duties hereunder, the Disbursing Agent may consult with counsel and shall have no liability for any action taken upon the advice of such counsel. None of the provisions of this Plan shall require the Disbursing Agent to incur financial liability in the performance of any of duties hereunder or in the exercise of any rights and powers. The Disbursing Agent may rely without inquiry upon any writing delivered hereunder which it believes in good faith to be genuine and to have been given by a proper Person.

            (e) Duration of Existence. The Disbursing Agent under this Plan shall continue to exist until entry of a Final Order by the Bankruptcy Court closing the Chapter 11 Cases pursuant to Section 350(a) of the Bankruptcy Code. As soon as practicable after the final distribution is made and all Cash has been distributed or paid, the Disbursing Agent shall seek entry of a Final Order closing the Chapter 11 Cases pursuant to Section 350 of the Bankruptcy Code.

                                   ARTICLE X.

                       CONDITIONS PRECEDENT TO THIS PLAN'S
                          CONFIRMATION AND CONSUMMATION

      10.1  CONDITIONS TO CONFIRMATION

      The Confirmation hereof is subject to the satisfaction or due waiver of the following conditions precedent:

            (a) The Confirmation Order shall be in a form and of a substance reasonably acceptable to the Debtors, the Senior Lenders, and to the extent related to the Purchase Agreement and the Purchased Assets, the Buyer, and the Confirmation Order shall become a Final Order.

            (b) All Plan Documents shall be in a form and of a substance satisfactory to the Debtors and the Senior Lenders, and, to the extent related to the Purchased Assets, the Buyer.

            (c) The Purchase Agreement shall have been executed by the parties thereto and consummation of the Purchase Agreement and the transactions contemplated thereby shall have been approved in the Confirmation Order.

      10.2  CONDITIONS TO EFFECTIVE DATE

      The following are conditions precedent to the occurrence of the Effective Date, each of which must be satisfied or waived in accordance with Section 10.2(c) below:

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

            (a) The Confirmation Order shall have been entered by the Bankruptcy Court and that order must provide, among other things, that:

                  (1) the Debtors and Reorganized Debtors are authorized and directed to take all actions necessary or appropriate to enter into, implement, and consummate the contracts, instruments, releases, leases, indentures, and other agreements or documents created in connection with this Plan (including, without limitation, the Purchase Agreement and a transition services agreement in form and substance acceptable to the Debtors, the Senior Lenders, and the Buyer);

                  (2) the provisions of the Confirmation Order are non-severable and mutually dependent;

                  (3) all executory contracts or unexpired leases assumed or assumed and assigned by the Debtors during the Chapter 11 Cases or hereunder shall remain in full force and effect for the benefit of the Reorganized Debtors or their assignees notwithstanding any provision in such contract or lease (including those described in sections 365(b)(2) and (f) of the Bankruptcy Code) that prohibits such assignment or transfer or that enables, permits, or requires termination of such contract or lease;

                  (4) the transfers of property by the Debtors (i) to the Buyer and the Disbursing Agent (A) are or shall be legal, valid, and effective transfers of property, (B) vest or shall vest the Buyer and the Disbursing Agent with good title to such property free and clear of all Liens, charges, Claims, encumbrances, or Equity Interests, except as expressly provided herein, in the Confirmation Order, or in the Purchase Agreement (C) do not and shall not constitute avoidable transfers under the Bankruptcy Code or under applicable bankruptcy or nonbankruptcy law, and (D) do not and shall not subject the Buyer or the Disbursing Agent to any liability by reason of such transfer under the Bankruptcy Code or under applicable nonbankruptcy law, including any laws affecting successor, transferee or stamp or recording tax liability and (ii) to holders of Claims or Equity Interests hereunder are for good consideration and value;

                  (5) except as expressly provided herein (or in any order of the Bankruptcy Court), upon the effectiveness of all transactions incident to and part hereof, the Debtors are discharged effective upon the Confirmation Date from any "debt" (as that term is defined in section 101(12) of the Bankruptcy
Code), and the Debtors' liability in respect thereof is extinguished completely, whether reduced to judgment or not, liquidated or unliquidated, contingent or noncontingent, asserted or unasserted, fixed or unfixed, matured or unmatured, disputed or undisputed, legal or equitable, or known or unknown, or that arose from any agreement of the Debtors that has either been assumed or rejected in the Chapter 11 Cases or pursuant hereto, or obligation of the Debtors incurred before the Confirmation Date, or from any conduct of the Debtors prior to the Confirmation Date, or that otherwise arose before the Confirmation Date, including all interest, if any, on any such debts, whether such interest accrued before or after the Petition Date;

                  (6) all Existing Preferred Stock, Existing Common Stock, and Existing Other Equity Interests in Encompass shall be cancelled effective upon the Effective Date; and

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

                  (7) the Debtors have acted in good faith with respect to the formulation, the solicitation, and Confirmation of the Plan, pursuant to section 1125(e) of the Bankruptcy Code.

            (b) All authorizations, consents, and regulatory approvals required, if any, in connection with the consummation of this Plan shall have been obtained.

            (c) The Debtors shall have executed and delivered all documents necessary to effectuate the Purchase Agreement, all conditions to the consummation of the transactions contemplated thereby shall have been satisfied or waived as provided in the Purchase Agreement and the transactions contemplated by the Purchase Agreement shall have been consummated.

            (d) All other actions, documents, and agreements necessary to implement this Plan shall have been effected or executed.

            (e) No stay of the Confirmation Order and/or consummation of this Plan is in effect.

            (f) All definitive documentation relating to the Plan and the Purchase Agreement and the transactions contemplated thereby shall be consistent in all material respects with the terms of this Plan and all definitive documentation relating to the Plan and Purchase Agreement and all other documents material to the consummation of the transactions contemplated under the Plan and the Purchase Agreement shall be in form and substance reasonably acceptable to each of the Senior Lenders and the Buyer.

      10.3  WAIVER OF CONDITIONS

      Each of the conditions set forth in Section 10.2 above, other than as set forth in Section 10.2(a)(4), may be waived in whole or in part by the Debtors, with the consent of the Senior Lenders and the Buyer (which consent shall not be unreasonably withheld), without any notice to other parties in interest or the Bankruptcy Court and without a hearing. The conditions set forth in Section 10.1(a) and (b) above may not be waived without the consent of the Senior Lenders and the Buyer (which consents shall not be unreasonably withheld). The failure to satisfy or waive any condition to Confirmation on the Effective Date may be asserted by the Debtors regardless of the circumstances giving rise to the failure of such condition to be satisfied (including any action or inaction by the Debtors). The failure of the Debtors to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each such right shall be deemed an ongoing right that may be asserted at any time.

                                  ARTICLE XI.

                    MODIFICATIONS AND AMENDMENTS; WITHDRAWAL

      The Debtors (with the consent of the Buyer in the case of the Residential Business or Purchased Assets) may alter, amend, or modify this Plan or any exhibits hereto under section 1127(a) of the Bankruptcy Code at any time prior to the Confirmation Date. The Debtors (with the consent of the Buyer in the case of the Residential Business or Purchased Assets) reserve the right to include any amended exhibits in the Plan Supplement, whereupon each such amended exhibit shall be deemed substituted for the original of such exhibit. After the Confirmation Date, the Debtors or Reorganized Debtors (with the consent of Buyer in the case of the Residential Business or Purchased Assets) may, under section 1127(b) of the Bankruptcy Code, institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in the Plan, the Disclosure Statement, and the Confirmation Order, and to accomplish such matters as may be necessary to carry out the purposes and extent hereof so long as such proceedings do not materially and adversely affect the treatment of holders of Claims or Equity Interests hereunder.

                                  ARTICLE XII.

                            RETENTION OF JURISDICTION

      Under sections 105(a) and 1142 of the Bankruptcy Code, and notwithstanding this Plan's Confirmation and the occurrence of the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction (except with respect to the purposes described under clauses (a) and (n) below, with respect to which jurisdiction shall not be exclusive) over all matters arising out of or related to the Chapter 11 Cases and this Plan, to the fullest extent permitted by law, including jurisdiction to:

            (a) determine any and all objections to the allowance of Claims or Equity Interests;

            (b) determine any and all motions to estimate Claims at any time, regardless of whether the Claim to be estimated is the subject of a pending objection, a pending appeal, or otherwise;

            (c) determine any and all motions to subordinate Claims or Equity Interests at any time and on any basis permitted by applicable law;

            (d) hear and determine all Professional Fee Claims and other Administrative Expense Claims;

            (e) hear and determine all matters with respect to the assumption or rejection of any executory contract or unexpired lease to which a Debtor is a party or with respect to which a Debtor may be liable, including, if necessary, the nature or amount of any required Cure or the liquidation of any Claims arising therefrom;

            (f) hear and determine any and all adversary proceedings, motions, applications, and contested or litigated matters arising out of, under, or related to, the Chapter 11 Cases;

            (g) enter such orders as may be necessary or appropriate in aid of the consummation hereof and to execute, implement, or consummate the provisions hereof and all contracts, instruments, releases, and other agreements or documents created in connection with this Plan, the Disclosure Statement and/or the Confirmation Order;

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

            (h) hear and determine disputes arising in connection with the interpretation, implementation, consummation, or enforcement hereof and all contracts, instruments, and other agreements executed in connection with this Plan;

            (i) hear and determine any request to modify this Plan or to cure any defect or omission or reconcile any inconsistency herein or any order of the Bankruptcy Court;

            (j) issue and enforce injunctions or other orders, or take any other action that may be necessary or appropriate to restrain any interference with or compel action for the implementation, consummation, or enforcement hereof or the Confirmation Order;

            (k) enter and implement such orders as may be necessary or appropriate if the Confirmation Order is for any reason reversed, stayed, revoked, modified, or vacated;

            (l) hear and determine any matters arising in connection with or relating hereto, the Confirmation Order or any contract, instrument, release, or other agreement or document created in connection with this Plan, the Disclosure Statement or the Confirmation Order;

            (m) enforce all orders, judgments, injunctions, releases, exculpations, indemnifications and rulings entered in connection with the Chapter 11 Cases;

            (n) recover all assets of the Debtors and property of the Debtors' Estates, wherever located;

            (o) hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

            (p) hear and determine all disputes involving the existence, nature, or scope of the Debtors' discharge;

            (q) hear and determine such other matters as may be provided in the Confirmation Order or as may be authorized under, or not inconsistent with, provisions of the Bankruptcy Code; and

            (r)   enter a final decree closing the Chapter 11 Cases,

provided however, that the Bankruptcy Court shall not have jurisdiction over any claim, cause of action, or other matter relating to Newco Holding, the Residential Business or the Purchased Assets that is not related to the Purchase Agreement and arises at any time from and after the Effective Date.

                                 ARTICLE XIII.

                            MISCELLANEOUS PROVISIONS

      13.1  BAR DATES FOR CERTAIN CLAIMS

            (a) Administrative Expense Claims. The Confirmation Order shall establish an Administrative Expense Claims Bar Date for the filing of all Administrative Expense Claims (other than Professional Fee Claims or Claims for the expenses of the members of the Committee), which date shall be 60 days after the Confirmation Date. Holders of asserted Administrative Expense Claims, other than Professional Fee Claims or Claims for United States Trustee fees or the expenses of the members of the Committee, not paid and not arising out of transactions in the ordinary course of business prior to the Confirmation Date must submit proofs of Administrative Expense Claim on or before such Administrative Expense Claims Bar Date or be forever barred from doing so. The notice of Confirmation to be delivered pursuant to Bankruptcy Rules 3020(c) and 2002(f) shall set forth such date and constitute notice of this Administrative Expense Claims Bar Date. The Debtors or the Reorganized Debtors, as the case may be, shall have 90 days (or such longer period as may be allowed by order of the Bankruptcy Court) following the Administrative Expense Claims Bar Date to review and object to such Administrative Expense Claims before a hearing for determination of allowance of such Administrative Expense Claim.

            (b) Professional Fee Claims. All final requests for compensation or reimbursement of Professional Fee Claims pursuant to sections 327, 328, 330, 331, 503(b), or 1103 of the Bankruptcy Code for services rendered to the Debtors or the Committee prior to the Effective Date must be filed and served on the Reorganized Debtors and their counsel no later than 60 days after the Effective Date, unless otherwise ordered by the Bankruptcy Court. Objections to applications of such Professionals or other entities for compensation or reimbursement of expenses must be filed and served on the Reorganized Debtors and their counsel and the requesting Professional or other entity no later than 90 days (or such longer period as may be allowed by order of the Bankruptcy Court) after the date on which the applicable application for compensation or reimbursement was served. If the Debtors or the Reorganized Debtors and any such Professional cannot agree on the amount of fees and expenses to be paid to such party, or if the United States Trustee objects to such Professional Fee Claim, the amount of fees and expenses shall be determined by the Bankruptcy Court.

      13.2  PAYMENT OF STATUTORY FEES

      All fees payable under section 1930 of title 28 of the United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid on or before the Effective Date. All such fees that arise after the Effective Date but before the closing of the Chapter 11 Cases shall be paid by the Disbursing Agent.

      13.3  SEVERABILITY OF PLAN PROVISIONS

            If, prior to Confirmation, any term or provision hereof is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court, at the request of the Debtors,

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

shall have the power to alter and interpret such term or provision, to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such alteration or interpretation, with respect to the terms and provisions of this Plan, the terms hereof shall remain in full force and effect and shall in no way be affected, impaired, or invalidated by such alteration or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision hereof, as it may have been altered, interpreted or adjusted in accordance with the foregoing, is valid and enforceable pursuant to its terms. Notwithstanding anything to the contrary set forth in this section 13.3, no provision of this Plan may be severed if it relates to Wellspring, the Buyer, the Residential Debtors or the Reorganized Residential Debtors, or the Purchase Agreement, without the prior written consent of the Buyer.

      13.4  SUCCESSORS AND ASSIGNS

      The rights, benefits and obligations of all Persons named or referred to herein shall be binding on, and shall inure to the benefit of, their respective heirs, executors, administrators, personal representatives, successors or assigns.

      13.5  DISCHARGE OF THE DEBTORS AND INJUNCTION

      Except as specifically provided for herein, all consideration distributed hereunder shall be in exchange for, and in complete satisfaction, settlement, discharge, and release of, all Claims against and Equity Interests in the Debtors of any nature whatsoever or against any of the Debtors' assets or properties. Except as otherwise expressly provided herein, entry of the Confirmation Order (subject to the occurrence of the Effective Date) shall act as a discharge of all Claims against and debts of, Liens on, and Equity Interests in each of the Debtors (save and except for the Subsidiary Interests), the Debtors' assets, and their properties, arising at any time before the entry of the Confirmation Order, regardless of whether a proof of Claim or proof of Equity Interest therefor was filed, whether the Claim or Equity Interest is Allowed, or whether the holder thereof votes to accept this Plan or is entitled to receive a distribution hereunder, subject to the occurrence of the Effective Date. Upon entry of the Confirmation Order, and subject to the occurrence of the Effective Date, any holder of such discharged Claim or Equity Interest shall be precluded from asserting against the Debtors or any of their assets or properties any other or further Claim or Equity Interest based upon any document, instrument, act, omission, transaction, or other activity of any kind or nature that occurred before the date of entry of the Confirmation Order, except as otherwise expressly provided in this Plan. The Confirmation Order shall be a judicial determination of discharge of all liabilities of the Debtors, subject to the occurrence of the Effective Date.

      In accordance with section 524 of the Bankruptcy Code, the discharge provided by this section and section 1141 of the Bankruptcy Code shall act as an injunction against the commencement or continuation of any action, employment of process, or act to collect, offset, or recover the Claims and Equity Interests discharged hereby. Except as otherwise expressly provided in this Plan and/or the Confirmation Order, all Persons who have held, hold, or may hold Claims against, or Equity Interests in, the Debtors shall be permanently enjoined, on and after the Effective Date, from (i) commencing or continuing in any manner any action or other proceeding of any kind with respect to any such Claim or Equity Interest, (ii) the enforcement, attachment, collection, or recovery by any manner or means of any judgment, award, decree, or order against the Debtors on account of any such Claim or Equity Interest, (iii) creating, perfecting, or enforcing any encumbrance of any kind against the Debtors or against the property or interests in property of the Debtors on account of any such Claim or Equity Interest, and
(iv) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from or owing by the Debtors or against the property or interests in property of the Debtors on account of any such Claim or Equity Interest. The foregoing injunction shall extend to successors of the Debtors (including, without limitation, the Reorganized Debtors) and their respective properties and interests in property.

      13.6  RELEASES BY THE DEBTORS

      On the Effective Date, effective as of the Confirmation Date, the Debtors and the Reorganized Debtors shall waive and release and be permanently enjoined from any prosecution or attempted prosecution of any and all claims, obligations, rights, causes of action or liabilities, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, which the Debtors or the Reorganized Debtors have or may have against any present or former director, officer, or employee of the Debtors and their respective attorneys, agents, and property; provided, however, that the foregoing shall not operate as a waiver of, or release from, (i) any cause of action arising out of an express contractual obligation owing by any such director, officer, or employee to the Debtors, (ii) any cause of action arising out the willful misconduct or gross negligence of such director, officer, or employee in connection with, related to, or arising out of the administration of the Chapter 11 Cases, the pursuit of Confirmation hereof, the consummation hereof, the administration hereof, or the property to be distributed hereunder, or (iii) any claim, obligation, right, cause of action or liability of any former owner or purchaser of the assets of the Debtors conveyed pursuant to the Sale Orders.

      As set forth in the DIP Order, the Debtors have released and are enjoined from prosecuting or attempting to prosecute any and all claims and causes of action, including any claims or causes of action under chapter 5 of the Bankruptcy Code, which they have or may have against the DIP Lenders, and the Senior Lenders and their members, officers, directors, agents, financial advisors, attorneys, employees, equity holders, partners, affiliates and representatives and their respective property in connection with (i) actions taken as or in their capacities as Senior Lenders, and DIP Lenders and (ii) the Chapter 11 Cases.

      13.7  OTHER RELEASES

      On the Effective Date, effective as of the Confirmation Date, and except as otherwise provided herein, in the Purchase Agreement or in the Confirmation Order, the Debtors, the Reorganized Debtors, each Senior Lender, DIP Lender, the Administrative Agent, the Committee, the Buyer, Wellspring and the indenture trustee, and each of their respective present or former members, officers, directors, agents, financial advisors, attorneys, employees, partners, and representatives and their respective property shall be released from any and all claims, obligations, rights, causes of action, and liabilities which the Debtors, the Reorganized Debtors, or any holder of a Claim against or Equity Interest in any Debtor may be entitled to assert, whether for tort, fraud, contract, violations of federal or state securities laws, or otherwise, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, based in whole or in part upon any act or omission, transaction, or other occurrence taking place on or before the Effective Date, in any way relating to the Chapter 11 Cases or this Plan, or otherwise; provided, however, that nothing shall release any Person from any claims, obligations, rights, causes of action, or liabilities arising under or relating to the Purchase Agreement, or based upon any act or omission in connection with, relating to, or arising out of, the administration of the Chapter 11 Cases, the solicitation of acceptances hereof, the pursuit of Confirmation hereof, the consummation hereof, the administration hereof, or the property to be distributed hereunder arising out of such Person's willful misconduct or gross negligence, and provided further, however, that nothing in this Plan shall release any former owner or purchaser of the assets of the Debtors conveyed pursuant to the Sale Orders from any claims, obligations, rights, causes of action, or liabilities.

      13.8  EXCULPATION AND LIMITATION OF LIABILITY

      The Reorganized Debtors, the Senior Lenders, the DIP Lenders, the Administrative Agent, the Committee, the Buyer, Wellspring and any and all of their respective present or former members, officers, directors, employees, partners, advisors, attorneys, or agents, or any of their successors or assigns, shall not have or incur any liability to any holder of a Claim or an Equity Interest, or any other party-in-interest, or any of their respective agents, employees, equity holders, partners, members, representatives, financial advisors, attorneys, or affiliates, or any of their successors or assigns, for any act or omission in connection with, relating to, or arising out of the administration of the Chapter 11 Cases, the solicitation of acceptances hereof, the pursuit of Confirmation hereof, the consummation hereof, or the administration hereof or the property to be distributed hereunder, except for their willful misconduct or gross negligence and in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities hereunder.

      Notwithstanding any other provision hereof, no holder of a Claim or Equity Interest, no other party-in-interest, none of their respective agents, employees, equity holders, partners, members, representatives, financial advisors, attorneys, or affiliates, and no successors or assigns of the foregoing, shall have any right of action against the Debtors, the Reorganized Debtors, the Estates, the Committee, the Buyer, Wellspring, the Senior Lenders, the DIP Lenders or any of their respective present or former members, officers, directors, employees, or partners, or any of their successors or assigns, for any act or omission in connection with, relating to, or arising out of, the administration of the Chapter 11 Cases, the solicitation of acceptances hereof, the pursuit of Confirmation hereof, the consummation hereof, or the administration hereof or the property to be distributed hereunder, except for their willful misconduct or gross negligence.

      13.9  TERM OF INJUNCTIONS OR STAYS

      Unless otherwise provided herein or in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases under sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court, and extant on the Confirmation Date (excluding any injunctions or stays contained herein or in the Confirmation Order), shall remain in full force and effect until the Effective Date. All injunctions or stays contained herein or the Confirmation Order shall remain in full force and effect in accordance with their terms.

      13.10 BINDING EFFECT

      This Plan shall be binding upon and inure to the benefit of the Debtors, all present and former holders of Claims against and Equity Interests in the Debtors, their respective successors and assigns, including the Reorganized Debtors, and all other parties-in-interest in the Chapter 11 Cases.

      13.11 REVOCATION, WITHDRAWAL, OR NON-CONSUMMATION

      The Debtors reserve the right to revoke or withdraw this Plan at any time prior to the Confirmation Date and to file other plans of reorganization. If the Debtors revoke or withdraw this Plan, or if Confirmation or consummation hereof does not occur, then (i) this Plan shall be null and void in all respects, (ii) any settlement or compromise embodied herein (including the fixing or limiting to an amount any Claim or Class of Claims), assumption or rejection of executory contracts or leases effected by this Plan, and any document or agreement executed pursuant to this Plan shall be deemed null and void, and (iii) nothing contained herein, and no acts taken in preparation for consummation hereof, shall (a) constitute or be deemed to constitute a waiver or release of any Claims by or against, or any Equity Interests in, the Debtors or any other Person, (b) prejudice in any manner the rights of the Debtors or any Person in any further proceedings involving the Debtors, or (c) constitute an admission of any sort by the Debtors or any other Person.

      13.12 COMMITTEE

      On the Effective Date, the duties of the Committee shall terminate and the Committee shall dissolve.

      13.13 PLAN SUPPLEMENT

      Any and all exhibits, lists, or schedules referred to herein but not filed with this Plan shall be contained in the Plan Supplement and filed with the Clerk of the Bankruptcy Court at least nine Business Days prior to the date of the commencement of the Confirmation Hearing. Thereafter, any Person may examine the Plan Supplement in the office of the Clerk of the Bankruptcy Court during normal court hours or by visiting the Encompass bankruptcy website at http://bank.elaw.com/Encompassdefault.asp. Holders of Claims against or Equity Interests in the Debtors may also obtain a copy of the Plan Supplement upon written request to the Debtors in accordance with Section 13.14 of this Plan.

      13.14 NOTICES TO DEBTORS

      Any notice, request, or demand required or permitted to be made or provided to or upon a Debtor or a Reorganized Debtor hereunder shall be (i) in writing, (ii) served by (a) certified mail, return receipt requested, (b) hand delivery, (c) overnight delivery service, (d) first class mail, or (e) facsimile transmission, and (iii) deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed to such Debtor as follows:

            ENCOMPASS SERVICES CORPORATION
            3 Greenway Plaza, Suite 2000
            Houston, Texas  77046
            Attn: Gray H. Muzzy, Senior Vice President,
                  Secretary and General Counsel
            Telephone: (713) 860-0100
            Facsimile: (713) 960-0126

      with a copy to:

            WEIL, GOTSHAL & MANGES LLP
            700 Louisiana, Suite 1600
            Houston, Texas  77002
            Attn: Alfredo R. Perez, Esq.
            Telephone: (713) 546-5000
            Facsimile: (713) 224-9511

      13.15 INDEMNIFICATION OBLIGATIONS

      To the extent of any existing insurance coverage, any and all obligations, liabilities or rights of the Debtors or Reorganized Debtors to defend, indemnify, reimburse, or limit the liability of the Debtors' present or former directors, officers or employees (the "Covered Persons") pursuant to applicable state law or the Debtors' or Reorganized Debtors' certificates of incorporation, bylaws, policy of providing employee indemnification, or specific agreement in respect of any claims, demands, suits, causes of action, or proceedings, whether existing or hereafter arising, against any such Covered Persons, based upon any act or omission related to any such Covered Persons' service with, for, or on behalf of the Debtors prior to the Effective Date shall be deemed executory contracts assumed by the Reorganized Debtors hereunder and shall, in any event, and notwithstanding any contrary provision herein, survive Confirmation hereof and remain unaffected thereby, and shall not be discharged or rejected, irrespective of whether such defense, indemnification, reimbursement, or limitation of liability accrued or is owed in connection with a transaction, occurrence or omission before or after the Petition Date.

      13.16 GOVERNING LAW

      Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules), the laws of (i) the State of Texas shall govern the construction and implementation hereof and any agreements, documents, and instruments executed in connection with this Plan and (ii) the laws of the state of incorporation, formation or organization, as applicable, of each Debtor shall govern corporate governance matters with respect to each such Debtor, in either case without giving effect to the principles of conflicts of law thereof.

      13.17 PREPAYMENT

      Except as otherwise provided herein or the Confirmation Order, the Debtors shall have the right to prepay, without penalty, all or any portion of an Allowed Claim at any time; provided, however, that any such prepayment shall not be violative of, or otherwise prejudice, the relative priorities and parities among the Classes of Claims.

      13.18 INCORPORATION OF SALE ORDERS

      In accordance with the terms of each of the Sale Orders, the transfers of assets of certain Non-Residential Debtors approved pursuant to such Sale Orders were made in furtherance of the terms and provisions of this Plan and are incorporated herein for all purposes.

      13.19 SECTION 1125(e) OF THE BANKRUPTCY CODE

      As of the Confirmation Date, the Debtors and Reorganized Debtors shall be deemed to have solicited acceptances hereof in good faith and in compliance with the applicable provisions of the Bankruptcy Code. As of the Confirmation Date, the Debtors, and their respective affiliates, agents, directors, officers, employees, investment bankers, financial advisors, attorneys, and other professionals shall be deemed to have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer and issuance of the New Securities hereunder, and therefore are not, and on account of such offer, issuance and solicitation shall not be, liable at any time for the violation of any applicable law, rule or regulation governing the solicitation of acceptances or rejections hereof or the offer and issuance of securities hereunder.

Dated: Houston, Texas
       April 11, 2003
                                       ENCOMPASS SERVICES CORPORATION ON BEHALF
                                       OF ITSELF AND THE SUBSIDIARIES SET FORTH
                                       ON EXHIBIT A


                                       By: /s/ Michael F. Gries
                                           --------------------------------
                                           Name:   Michael F. Gries
                                           Title:  Chairman of the Board


                                       WEIL, GOTSHAL & MANGES LLP
                                       Attorneys for Encompass Services
                                       Corporation, et al.


                                       By: /s/ Alfredo R. Perez
                                           --------------------------------
                                           Alfredo R. Perez
                                           700 Louisiana, Suite 1600
                                           Houston, Texas  77002
                                           (713) 546-5000

                                   EXHIBIT A/1/

AA Jarl, Inc.
A-ABC Appliance, Inc.
A-ABC Services, Inc.
Air Conditioning, Plumbing & Heating Service Co., Inc.
Air Systems, Inc.
Encompass Mechanical (Sacramento), Inc. (fka Aircon Energy Incorporated) Airtron of Central Florida, Inc.
Airtron, Inc.
AMS Arkansas, Inc.
Building One Commercial, Inc.
Building One Service Solutions, Inc.
BUYR, Inc.
Callahan Roach Products & Publications, Inc.
Encompass Residential (Greensboro), Inc. (fka Central Carolina Air Conditioning Company)
Charlie Crawford, Inc.
ChiP Corp.
Commercial Air Holding Company
CONCH Republic Corp.
Encompass Residential (Rock Hill), Inc. (fka Costner Brothers, Inc.)
Delta Innovations, Ltd.
EET Holdings, Inc.
Electrical Contracting, Inc.
Encompass Capital, Inc. (fka Commercial Air, Power & Cable, Inc.)
Encompass Capital, L.P.
Encompass Central Plains, Inc. (fka The Lewis Companies, Inc.)
Encompass Constructors, Inc. (fka Atlantic Industrial Constructors, Inc.) Encompass Design Group, Inc. (fka Engineering Design Group, Inc.)
Encompass Electrical (Cleveland), Inc. (fka Dynalink Corporation)
Encompass Electrical (Dayton), Inc. (fka Chapel Electric Co.)
Encompass Electrical (DC), Inc. (fka B&R Electrical Services, Inc.)
Encompass Electrical (Indianapolis), Inc. (fka Roth Companies Incorporated) Encompass Electrical (Network), Inc. (fka National Network Services, Inc.) Encompass Electrical (Toledo), Inc. (fka Romanoff Electric Corp.)
Encompass Electrical Technologies - Florida, LLC
Encompass Electrical Technologies - Midwest, Inc. (fka Town & Country Electric, Inc.)
Encompass Electrical Technologies - Rocky Mountains, Inc. (fka Riviera Electric Construction Co., Inc.)
Encompass Electrical Technologies Central Tennessee, Inc.
Encompass Electrical Technologies Eastern Tennessee, Inc.
Encompass Electrical Technologies Georgia, Inc.
Encompass Electrical Technologies North Carolina, Inc.
Encompass Electrical Technologies North Florida, Inc.
Encompass Electrical Technologies of Nevada, Inc.
Encompass Electrical Technologies of New England, Inc.
Encompass Electrical Technologies of Texas, Inc.
Encompass Electrical Technologies Projects Group, Inc.
Encompass Electrical Technologies South Carolina, Inc.
Encompass Electrical Technologies Southeast, Inc. (fka Regency Electric Company, Inc.)
Encompass Electrical Technologies Western Tennessee, Inc.

----------
/1/ All of the Debtors which filed petitions in the jointly administered chapter 11 cases of Encompass Services Corporation, et al. are included herein and are subject to the terms of the Plan, however, certain of the Debtors have changed their legal names in the period following the Petition Date and the date of the filing of this chapter 11 Plan.

Encompass Electrical Technologies, Inc. (fka Continental Electrical
Construction Co.) (DE Corp.)
Encompass Electrical Technologies, Inc. (fka Oil Capital Electric, Inc.)
(OK Corp.)
Encompass Facility Services, Inc.
Encompass Global Technologies, Inc.
Encompass Mechanical (Grand Prairie), Inc. (fka Encompass Ind./Mech. of Texas, Inc.)
Encompass Industrial (Indianapolis), Inc. (fka Cardinal Contracting Corporation) Encompass Industrial Services Southwest, Inc. (fka Gulf States, Inc.)
Encompass Management Co.
Encompass Mechanical (Bloomfield), Inc. (fka Colonial Air Conditioning Company) Encompass Mechanical (Fort Myers), Inc. (fka S. L. Page Corporation)
Encompass Mechanical (Lansing), Inc. (fka A-1 Mechanical of Lansing, Inc.) Encompass Mechanical (Pompano Beach), Inc. (fka AA Advance Air, Inc.)
Encompass Mechanical (Spokane), Inc. (fka Divco, Inc.)
Encompass Mechanical (Utah), Inc. (fka Team Mechanical, Inc.)
Encompass Mechanical Services - Rocky Mountains, Inc. (fka Robinson Mechanical Company)
Encompass Mechanical Services Northeast, Inc. (fka Vermont Mechanical, Inc.) Encompass Mechanical Services of Elko, Inc. (fka Snyder Mechanical)
Encompass Mechanical Services Southeast, Inc.
Encompass Power Services, Inc. (fka EDG Power Services, Inc.)
Encompass Residential Services of Houston, Inc. (fka Sterling Air Conditioning) Encompass Services Holding Corp.
Encompass Services Indiana, L.L.C.
ESR PC, L.P.
Evans Services, Inc.
EWG Holdings, Inc.
FacilityDirect.com, LLC
Ferguson Electric Corporation
Fred Clark Electrical Contractor, Inc.
Encompass Mechanical (Salisbury), Inc. (fka Gamewell Mechanical, Inc.) Garfield-Indecon Electrical Services, Inc.
Encompass Mechanical (Edina), Inc. (fka Gilbert Mechanical Contractors, Inc.) GroupMAC Texas L.P.
Hallmark Air Conditioning, Inc.
HPS Plumbing Services, Inc.
HVAC Services, Inc.
Interstate Building Services, L.L.C.
Isla Morada, LLC
K&N Plumbing, Heating and Air Conditioning, Inc.
Encompass Mechanical (Charlotte), Inc. (fka L.T. Mechanical, Inc.)
Encompass Mechanical (Fargo), Inc. (fka Laney's, Inc.)
Encompass Mechanical (Seattle-Construction), Inc. (fka MacDonald-Miller Co.,
Inc.)
Encompass Mechanical (Seattle-Holdings), Inc. (fka MacDonald-Miller Industries, Inc.)
Encompass Mechanical (Portland), Inc. (fka MacDonald-Miller of Oregon, Inc.) Encompass Mechanical (Seattle-Services), Inc. (fka MacDonald-Miller Service, Inc.)
Masters, Inc.
Encompass Mechanical (Orlando), Inc. (fka Mechanical Services of Orlando, Inc.) Encompass Mechanical (M Island), Inc. (fka Merritt Island Air & Heat, Inc.) Encompass Electrical (Seattle-Network), Inc. (fka National Network Services Northwest, LLC)
Encompass Mechanical (Tulsa), Inc. (fka Omni Mechanical Company)
Omni Mechanical Services
Encompass Mechanical (San Diego), Inc. (fka Pacific Rim Mechanical Contractors, Inc.)
Paul E. Smith Co., Inc.
Encompass Electrical (Portland), Inc. (fka Phoenix Electric Company)
Ray's Plumbing Contractors, Inc.

Regency Electric Company South Florida Office, Inc.
Encompass Electrical (REC), LLC (fka Regency Electric Company, LLC)
Riviera Electric of California, Inc.
Sanders Bros., Inc.
Encompass Electrical (Seattle), Inc. (fka Sequoyah Corporation)
Southeast Mechanical Service, Inc.
Encompass Electrical (Deerfield Beach), Inc. (fka Stephen C. Pomeroy, Inc.) Encompass Residential (Melbourne), Inc. (fka Sun Plumbing, Inc.)
Taylor-Hunt Electric, Inc.
The Farfield Company
Encompass Electrical (Central Florida), Inc. (fka Tri-City Electrical Contractors, Inc.)
Tri-M Corporation
Tri-State Acquisition Corp.
United Acquisition Corp.
United Service Alliance, Inc.
Van's Comfortemp Air Conditioning, Inc.
Vantage Mechanical Contractors, Inc.
Wade's Heating & Cooling, Inc.
Encompass Electrical (Midatlantic), Inc. (fka Watson Electrical Construction
Co.)
Wayzata, Inc.
Wiegold & Sons, Inc.
Willis Refrigeration, Air Conditioning & Heating, Inc.
Encompass Electrical (Tempe), Inc. (fka Wilson Electric Company, Inc.) Encompass Mechanical (Minneapolis), Inc. (fka Yale Incorporated)